Exhibit 4.21

Share Sale Agreement

The individuals and entities set out in Schedule 1

and

Prima BioMed Ltd

ACN 009 237 889

and

Immutep S.A.

Date: 2 October 2014

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***] or [---]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Certain schedules and annexes of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

Table of Contents

1.	Definitions and interpretation	5
1.1	Definitions	5
1.2	Interpretation	15

2.	Agreement to buy and sell Shares	14
2.1	Sale and purchase	16
2.2	Date for Completion	16
2.3	Encumbrances and rights	16
2.4	Title and risk	16
2.5	Purchase of all the Shares	16
2.6	Waiver of pre-emptive rights	16

3.	Conditions precedent	17
3.1	Conditions precedent to Completion	17
3.2	Duties in relation to Conditions	17
3.3	Fulfilment by waiver	17
3.4	Failure of Condition	17

4.	Purchase Price	18
4.1	Payment of the Purchase Price	18
4.2	Voluntary escrow of Consideration Buyer Shares	19
4.3	Grant and exercise of Consideration Buyer Warrants and [***] Milestone Buyer Warrants	20
4.4	Acknowledgments in relation to Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants	21
4.5	Manner of payment	21

5.	Conduct pending Completion	22
5.1	Conduct of Business	22
5.2	Assistance and access for Buyer	23
5.3	Confidentiality	23
5.4	Financial Debt	23
5.5	Notice of material changes	23
5.6	No discussions	24

6.	Completion	24
6.1	Time and place for Completion	24
6.2	Sellers’ obligations at Completion	24
6.3	Buyer’s obligations at Completion	26
6.4	Conditions of Completion	27

7.	Rights and obligations after Completion	28
7.1	Sellers’ assistance following Completion	28
7.2	Access to Records	28

8.	Retention Amount and [***] Milestone Amount	28

9.	Obligations until registration of transfer	28
9.1	Buyer’s obligation to register	28

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.	Tax matters	29
10.1	Payment of Transfer Tax	29
10.2	Completion of Tax returns and calculations	29
10.3	Tax enquiries or audits by Government Agency	29

11.	Completion Accounts	30
11.1	Preparation	30
11.2	Invoicing before Completion	31
11.3	Main Sellers’ and Management Sellers’ rights of access	31
11.4	Resolution of Disputes	31
11.5	Adjustment of Purchase Price	32
11.6	Payment of Adjustment Amount	32
11.7	Minimum amount of claim	32
11.8	Obligations of the parties	32
11.9	Costs	32

12.	Sellers’ Warranties	33
12.1	Warranties	33
12.2	Disclosure Material	33
12.3	Separate warranties	33
12.4	Sellers must notify breaches	33
12.5	Qualification as to knowledge	33

13.	Indemnification for Warranty Claims	34

14.	Claiming under the Sellers’ Warranties	34
14.1	Notice of Claims	34
14.2	Maximum amount the Buyer may recover	34
14.3	Payments by Sellers	35
14.4	Right of Set Off	35
14.5	Reduction in Purchase Price	35

15.	Not used	36

16.	Buyer’s Warranties	36
16.1	Warranties	36
16.2	Warranties true on Completion	37

17.	Termination by Buyer before Completion	37
17.1	Termination events	37
17.2	Right of Buyer to terminate	37
17.3	Remedies cumulative	38

18.	Assistance in relation to change of control	38
18.1	Consent of other persons	38
18.2	Where consents not obtained	38
18.3	Third party costs	38
18.4	Disclosure of Confidential Information	38

19.	Public announcements	39
19.1	Making announcements	39
19.2	Requirements	39

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

20.	Confidentiality	39
20.1	Obligations of confidentiality	39
20.2	Exceptions	39
20.3	Authorised disclosure	40
20.4	Return or destruction of Confidential Information	40
20.5	Liability for breach by Recipient	41
20.6	Post Completion	41

21.	Restrictive covenant	41
21.1	Restrictions	41
21.2	Affiliates	42
21.3	Restraint Period	42
21.4	Permitted involvement	42
21.5	Independence of restrictions	42
21.6	Severability	43
21.7	Reasonableness of restraint	43
21.8	Legal advice	43
21.9	Injunction	43

22.	Dispute resolution	43
22.1	Delivering a dispute notice	43
22.2	Determination by Expert	44
22.3	Obligations of parties	44

23.	General	45
23.1	Nature of obligations	45
23.2	Entire understanding	45
23.3	Survival of obligations	45
23.4	No adverse construction	45
23.5	Further assurances	46
23.6	No waiver	46
23.7	Severability	46
23.8	Successors and assigns	46
23.9	No assignment	46
23.10	Consents and approvals	46
23.11	No variation	47
23.12	Costs	47
23.13	Duty or registration fee	47
23.14	Governing law and jurisdiction	47
23.15	Notices	48
23.16	Counterparts	50
23.17	Conflicting provisions	50
23.18	No merger	50
23.19	No right of set-off	50
23.20	Relationship of parties	50
23.21	Sellers’ Agents	51
23.22	Amendment to and termination of the 2004 Shareholders Agreement	51

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Share Sale Agreement

Date                                                 2 October 2014

Parties

1.	The individuals and entities set out in Schedule 1 (collectively known as the Sellers)

2.	Prima BioMed Ltd ACN 009 237 889 of Level 7, 151 Macquarie Street, Sydney NSW 2000 (Buyer)

3.	Immutep S.A. (registered before the Register of Commerce and Companies of Evry under number 439 518 663) of Parc Club Orsay, 2, Rue Jean Rostand, 91893 Orsay (Company)

Background

A.	The Shares are owned by the Sellers as set out in Schedule 2.

B.	The Sellers have agreed to sell, and the Buyer has agreed to buy, the Shares on the terms and conditions of this Agreement.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

Capitalised words and expressions appearing in this Agreement shall have the meanings given to them below:

Accounting Standards means French GAAP;

Accounts means:

(a)	the balance sheet of the Company as at the Accounts Date;

(b)	the income statement of the Company for the 12 month period ending on the Accounts Date;

(c)	the statement of cash flow of the Company for the 12 month period ending on the Accounts Date; and

(d)	the notes to, and the reports of the directors relating to, those statements,

as set out in Annexure 2;

Accounts Date means 31 December 2013;

Additional Disclosure Material means any additional Disclosure Material as may be supplemented by the Management Sellers and provided to the Buyer between the Agreement Date and the Completion Date;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Adjustment Amount has the meaning given in clause 11.5;

[***] Event means [***];

Agreement means this agreement including the background, any schedules and any annexures;

Agreement Date means the date of this Agreement;

Ares Agreement means the agreement between Ares Trading SA and the Company dated 9 December 2002;

ASIC means the Australian Securities and Investment Commission;

Assistance Notice has the meaning given in clause 7.1;

Associate has the same meaning as “associate” in the Corporations Act and includes a person deemed to be an associate of a designated body (within the meaning of section 12 of the Corporations Act);

ASX means ASX Limited ACN 008 624 691;

Audited means audited in accordance with the Accounting Standards;

Business means the biopharmaceutical business carried on by the Company at Completion, including the business of developing immunotherapeutics in oncology;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia or Paris, France;

Buyer Shares means fully paid ordinary shares in the Buyer ranking equally with the other issued ordinary shares in all respects in the Buyer from the date of issue;

Calculation Time means 4.00 pm on the Completion Date;

Certificate has the meaning given to that term in clause 11.1;

Claim includes a claim, notice, demand, action, proceeding, litigation, prosecution, arbitration, investigation, judgment, award, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a Third Party or a party to this Agreement or otherwise;

[***] Milestone means [***];

[***] Milestone Amount means USD$900,000;

[***] Milestones Buyer Warrants means 30,000,000 warrants issued by the Buyer to the Sellers in accordance with clauses 4.1(c) and 4.3, entitling the Sellers to subscribe for 30,000,000 Buyer Shares subject to the [***] Milestone being met;

[***] Milestone Date means the Business Day immediately following the 12 month anniversary date of Completion;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] Milestone Stakeholder Deed means the deed to be agreed in good faith prior to Completion by the Main Sellers and the Management Sellers and the Buyer and based on provisions substantially similar to the provisions of the form set out in Annexure 3 relating to the Retention Amount and the Stockholder Deed ;

Completion means the completion of the sale and purchase of the Shares in accordance with clause 6;

Completion Accounts means:

(a)	the balance sheet of the Company as at the Calculation Time; and

(b)	the income statement of the Company for the period from the Accounts Date to the Calculation Time,

to be prepared in accordance with clause 11;

Completion Date means the date on which Completion occurs;

Completion Working Capital means the working capital of the Company as at the Calculation Time, as adjusted, as the case may be, in order not to include the net amount of the [---] if paid to the Company as at the Calculation Time as shown by the calculation method set forth in Schedule 6;

Completion Payment means USD$10,800,000;

Conditions means the conditions referred to in clause 3 and specified in Schedule 3;

Confidential Information means:

(a)	the terms of this Agreement and its subject matter, including Information submitted or disclosed by a party during the Due Diligence Investigation and negotiations, discussions and meetings relating to this Agreement;

(b)	Information that at the time of disclosure by a Disclosing Party is identified to the Receiving Party as being confidential; and

(c)	all other Information belonging or relating to a Disclosing Party, or any Related Entity of that Disclosing Party, that is not generally available to the public at the time of disclosure other than by reason of a breach of this Agreement or which the Receiving Party knows, or ought reasonably to be expected to know, is confidential to that Disclosing Party or any Related Entity of that Disclosing Party;

Consideration Buyer Shares means USD$3,000,000 of the Buyer Shares, to be issued to the Sellers and calculated in accordance with clause 4.1(b);

Consideration Buyer Warrants means 170,000,000 warrants issued by the Buyer to the Sellers in accordance with clauses 4.1(c) and 4.3, entitling the Sellers to subscribe for 170,000,000 Buyer Shares;

Consultant means Biotrif, a French enterprise with registered office 7 impasse du Royaume, 91440 Bures sur Yvette, France;

Controller has the meaning given to it in the Corporations Act;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Corporations Act means the Corporations Act 2001 (Cth);

Disclosing Party means the party to whom Information belongs or relates;

Disclosure Material means the materials contained in the Sellers’ due diligence dataroom, an index of which is referred to or set out in Schedule 5;

Dispose means, in relation to the Consideration Buyer Warrants:

(a)	sell, assign, transfer, convert, surrender, cancel, convey, make a gift of or otherwise dispose of any interest in Consideration Buyer Warrants;

(b)	declare a trust over any interest in the Consideration Buyer Warrants;

(c)	encumber or grant a security interest over the Consideration Buyer Warrants;

(d)	grant an option in respect of any Consideration Buyer Warrant;

(e)	do, or omit to do, any act if the act or omission would have the effect of transferring effective ownership or control of any of the Consideration Buyer Warrants; or

(f)	agree to do any of those things;

Due Diligence Investigation means the process under which the Sellers disclosed or disclose Information to and responded or respond to enquiries made by or on behalf of the Buyer regarding the Sellers, the Company and the Business;

Encumbrance means:

(a)	any:

(i)	legal or equitable interest or power created, arising in or reserved in or over an interest in any property or asset; or

(ii)	security for payment of money, performance of obligations or protection against default (including a mortgage, bill of sale, charge, lien, pledge, trust, power or retention of title arrangement, right of set-off, assignment of income, garnishee order, monetary claim and flawed deposit arrangement) over any property or assets;

(b)	any preferential interest or arrangement of any kind giving a person priority or preference over claims or other persons with respect to any property or asset; or

(c)	any agreement or arrangement to grant or create anything referred to in paragraphs (a) or (b);

Expert has the meaning given in clause 22.1;

Financial Debt means the sum of:

(a)	the aggregate amount as at Completion of all interest bearing bank and financial institutions long and short term facility (whether or not due and payable at that time and including accrued but unpaid interest and other charges and costs relating to that financial indebtedness) of the Company with the exception of the ANVAR loan of €600,000 shown in the Accounts of the Company under “Avances conditionnées”; and

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	the aggregate amount of any break fees and other termination costs which are required to be paid in connection with the repayment of any of that financial indebtedness;

Financial Market has the meaning given to that term in the Corporations Act;

General Sellers’ Warranties has the meaning given in clause 12.1(a);

General Sellers Warranty Claim means any Claim by the Buyer (or its permitted assigns in accordance with this Agreement) against any of the Sellers for breach of any of the General Sellers’ Warranties;

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute, in any jurisdiction worldwide;

[---] Milestone Date means [---];

[---] Milestone Payment means [---];

[---];

Holding Lock has the meaning given by the Listing Rules of ASX;

Information means any information, whether oral, graphic, written or in any other form, including:

(a)	forms, memoranda, letters, specifications, processes, procedures, statements, formulae, technology, inventions, trade secrets, research and development information, know how, designs, plans, photographs, microfiche, business records, notes, accounting procedures or financial information, sales and marketing information, names and details of customers, suppliers and agents, employee details, reports, drawings and data;

(b)	copies and extracts made of or from that information and data, whether translated from the original form, recompiled, partially copied, modified, updated or otherwise altered; and

(c)	samples or specimens (if any) disclosed either before or after execution of this Agreement;

Insolvency Event means, in respect of a party, any one or more of the following events or circumstances:

(a)	a winding up, dissolution, liquidation, provisional liquidation, administration or bankruptcy;

(b)	having a Controller or analogous person appointed to it or any of its property;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	being unable to pay any of its debts as and when due and payable or being deemed to be insolvent under any provision of the Corporations Act or any other Law;

(d)	seeking protection from its creditors under any Law, entering into a compromise, moratorium, assignment, composition or arrangement with, or for the benefit of, any of its members or creditors;

(e)	taking any step or being the subject of any action that is preparatory to, or reasonably likely to result in, any of the above,

unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other party;

Intellectual Property In-Licences means the licences granted to the Company, as specified in Schedule 7;

Intellectual Property Licences means Intellectual Property In-Licences and Intellectual Property Out-Licences and Intellectual Property Licence means any of them.

Intellectual Property Out-Licences means the licences granted by the Company, as specified in Schedule 7;

Intellectual Property Rights means all present intellectual and industrial property rights conferred by any Law and wherever existing, including:

(a)	patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(b)	any application or right to apply for registration of any of these rights;

(c)	any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d)	all renewals and extensions of these rights;

Key Employee means Professor Frederic Triebel, Scientific and Medical Director of the Company;

Law means:

(a)	principles of law or equity established by decisions of courts;

(b)	statutes, regulations or by-laws of the Commonwealth of Australia (including any State or Territory of the Commonwealth of Australia), the Republic of France, the European Union or such other relevant jurisdiction, or a Government Agency; and

(c)	requirements and approvals (including conditions) of the Commonwealth of Australia (including any State or Territory of the Commonwealth of Australia), the Republic of France, the European Union or such other relevant jurisdiction, or a Government Agency that has the force of law;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Liability includes all actual liabilities, losses, damages, costs, interest, fees, penalties, fines, assessments, forfeiture and expenses of whatever description;

Main Sellers means Innoven Tactical Investment Fund and Infinitis sarl and Main Seller means any of them;

Management Sellers means Professor Frederic Triebel and Mr. John B. Hawken and Management Seller means any of them;

Management Sellers’ Warranties has the meaning given in clause 12.1(b);

Management Sellers Warranty Claim means any Claim by the Buyer (or its permitted assigns in accordance with this Agreement) against the Management Sellers or any of them for breach of any of the Management Sellers’ Warranties;

Material Adverse Effect means an act or omission or circumstance which causes, or in a reasonable opinion will cause, a reduction in value of the Business or Company by USD$500,000 or more;

Material Contracts means the contracts listed in section 10 of the index set out in Schedule 5;

Nasdaq means the American NASDAQ (National Association of Securities Dealers Automated Quotations) stock market;

Owned Intellectual Property Rights means all Intellectual Property Rights owned by the Company in connection with the Business, as specified in Schedule 7; and including in respect of any granted patents or pending patent applications included in Owned Intellectual Property Rights, the any divisional applications, continuations, CIPS, patent term extensions, special protection certificates that may be derived from any such patents or patent application or potential patent filings under consideration as at the Agreement Date;

Plant and Equipment means all plant, equipment (including computer equipment), motor vehicles, machinery, furniture, fixtures and fittings owned or used by the Company and necessary to the Business, including the items specified in Annexure 1;

Post-VWAP means the 5-day VWAP of the Buyer’s common stock on the ASX and the Nasdaq immediately subsequent to the announcement of the transaction the subject of this Agreement;

Pre-VWAP means the 5-day VWAP of the Buyer’s common stock on the ASX and the Nasdaq immediately prior to the announcement of the transaction the subject of this Agreement;

Purchase Price means the:

(a)	Completion Payment;

(b)	Consideration Buyer Shares;

(c)	Consideration Buyer Warrants;

(d)	[---] Milestone Payment;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)	[***] Milestone Amount;

(f)	[***] Milestone Buyer Warrants; and

(g)	Retention Amount;

as may be adjusted in accordance with this Agreement;

Receiving Party means the party to whom Information is disclosed or who possesses or otherwise acquires Information belonging or relating to a Disclosing Party;

Records means the originals and copies, in machine readable, electronic, printed or any other readable form, of all files, reports, records, accounts, registers, correspondence, documents and other material relating to or used by the Company or the Business, including:

(a)	sales literature, market research reports, brochures and other promotional material;

(b)	sales and purchasing records;

(c)	lists of all clients, suppliers and customers;

(d)	financial records and accounts including ledgers, journals and books of account;

(e)	trading records;

(f)	records of wages, employment benefits and other payroll and personnel information;

(g)	records of and relating to any contracts to which the Company is a party;

(h)	stationery; and

(i)	all other data, however recorded, owned or used by the Company which relates to the Company or the Business;

Related Body Corporate has the meaning given to that term in the Corporations Act;

Related Entity has the meaning given to that term in the Corporations Act;

Resale means the sale of any Consideration Buyer Shares and/or any Buyer Shares issued on exercise of any Consideration Buyer Warrants on any stock exchange on which the Buyer Shares are admitted to trading;

Respective Proportions means the respective proportions in which each Seller is entitled to share in the Purchase Price (and all parts of it) as notified by the Sellers to the Buyer not less than 5 Business Days before the due date for payment (including for each respective part of the Purchase Price);

Retention Amount means USD$1,800,000, as may be adjusted pursuant to any set off against any Adjustment Amount payable under clause 11;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Retention Amount and Stakeholder Deed means the deed to be agreed in good faith prior to Completion by the Main Sellers and the Management Sellers and based substantially on the form set out in Annexure 3;

Sellers’ Warranties means the warranties contained in Schedule 4;

Shares means all the shares (of any class) in the capital of the Company, as held by the Sellers immediately before Completion;

2004 Shareholders’ Agreement means the shareholders’ agreement (pacte d’actionnaires) executed on 8 December 2004 in respect of the Company as amended from time to time;

Stakeholder has the meaning given to it in the Retention Amount and Stakeholder Deed;

Target Working Capital means the equivalent in USD$ of EUR400,000 not including the net amount of the [---], which is already fixed;

Tax, Taxes or Taxation means all forms of present taxes, excise, stamp or other duties, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency;

Tax Claim means any assessment, notice or demand or any other document issued or action taken by or on behalf of any Government Agency and notified in writing to the Company in respect of Tax;

Tax Claim Amount means:

(a)	the amount the Company is required to pay in respect of Tax to a Government Agency as a result of a Tax Claim;

(b)	the amount the Buyer or the Company is required to pay a Government Agency as a result of a Tax Claim relating to the recovery by the Government Agency of all or part of a Tax incentive, concession or other form of relief allowed to or applied by the Company before Completion in respect of research and development;

(c)	the amount of any credit, rebate or refund of Tax lost to or paid by the Buyer or the Company as a result of a Tax Claim; or

(d)	the amount of the loss of any relief, allowance, deduction or loss carried forward, as a result of a Tax Claim, multiplied by the rate of Tax applicable to companies in the year to which the Tax Claim relates, plus any associated fines, additional tax, interest or penalties;

Tax Enquiry has the meaning given in clause 10.3;

Tax Law means any Law relating to Tax;

Tax Warranty means a Sellers’ Warranty in clause 14 of Schedule 4;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tax Warranty Claim means a Warranty Claim the subject of which is a Tax Warranty;

Third Party means a person who is not a party to this Agreement;

Third Party Claim means a Claim made or threatened by a Third Party against the Buyer, the Company or the Sellers;

Transfer Tax means any stamp, transaction or registration duty or similar charge imposed by a Government Agency in respect of the transfer of Shares and includes any interest, fine, penalty, charge or other amount in respect of the above;

Volume Limit means, in respect of any Main Seller, no greater than that Main Seller’s Respective Proportion of a certain percentage of the daily trading volumes on the ASX and the Nasdaq on the trading day on which the Disposal of any security takes place, such percentage being 10%, or 20% if after the first anniversary date of the Completion Date;

VWAP means volume-weighted average price;

VWAP Calculated Price means the average of the Pre-VWAP and the Post-VWAP, without for the purpose of such average calculation, the Post-VWAP being lower than 70% of the Pre-VWAP and higher than 130% of said Pre-VWAP;

Warrant Exercise Amount means the amount equal to the number of Consideration Buyer Warrants being exercised multiplied by the Warrant Exercise Price;

Warrant Exercise Notice means a written notice substantially in the same form as set out in Schedule 8 under which a Seller can notify the Buyer that it seeks to exercise the Consideration Buyer Warrants;

Warrant Exercise Price means 125% of the VWAP Calculated Price;

Warrant Period means, with respect to the Consideration Buyer Warrants, the period commencing on Completion and ending at 5:00pm on the fourth anniversary of Completion, and, with respect to the [***] Milestone Buyer Warrants, the period commencing on the [***] Milestone Date and ending at 5:00pm on the fourth anniversary of Completion;

Warranty Claim means any General Sellers Warranty Claim or Management Sellers Warranty Claim;

Warranty Claim Period means the maximum time-period during which the Buyer is entitled to notify a Warranty Claim to the Sellers and/or the Management Sellers having regard to the provisions of clause 14.2(f).

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	other grammatical forms of defined words or expressions have corresponding meanings;

(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	a reference to a party is to a party to this Agreement and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(h)	the word “person” includes a natural person, partnership, body corporate, association, government or local authority, agency and any body or entity whether incorporated or not;

(i)	the word “month” means calendar month and the word “year” means 12 months;

(j)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(k)	a reference to a thing includes a part of that thing;

(l)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(m)	wherever “include”, “for example” or any form of those words or similar expression is used, it must be construed as if it were followed by “without being limited to”;

(n)	money amounts are stated in United States of America dollars; provided that for the purpose of implementing the Agreement and unless otherwise expressly stipulated therein, any amount not stated in United States of America dollars shall be converted into said United States of America dollars on the basis of the average of the prevailing official purchasing and selling exchange rate published by the Federal Reserve of the United States of America (Fed) as at the date of the related calculation or payment (as applicable);

(o)	a reference to time is to Sydney, Australia time;

(p)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body; and

(q)	any agreements, representation, warranty or indemnity in favour of two or more parties (whether those parties are included in the same defined term or not) is for the benefit of them jointly and separately.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	Agreement to buy and sell Shares

2.1	Sale and purchase

On and subject to the terms of this Agreement:

(a)	each Seller as legal owner agrees to sell to the Buyer all the Shares he/it holds immediately before Completion; Schedule 2 shows the number of Shares held by each Seller as at the Agreement Date provided that this number may be amended as a result of the exercise of any Company’s warrants set out in Schedule 2 and/or transfers subsequent to termination of any share loan agreements set out in said Schedule 2; and

(b)	the Buyer agrees to purchase the Shares from the Sellers.

2.2	Date for Completion

Subject to clause 3.4, Completion must occur on the date that is the later of:

(a)	5 Business Days after the first date by which all Conditions have been fulfilled (or waived under clause 3.3); and

(b)	14 November 2014,

or such other date agreed by the Buyer and the Main Sellers and the Management Sellers in writing.

2.3	Encumbrances and rights

The Sellers must transfer the Shares to the Buyer at Completion:

(a)	free from any Encumbrance; and

(b)	together with all benefits and rights, including dividend and voting rights, attached or accrued to them on or after the Agreement Date.

2.4	Title and risk

The title to and the risk of the Shares:

(a)	until Completion, remains solely with the Sellers; and

(b)	on and from Completion, passes from the Sellers to the Buyer.

2.5	Purchase of all the Shares

The Sellers need not complete the sale, and the Buyer need not complete the purchase, of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

2.6	Waiver of pre-emptive rights

Each Seller, by its execution of this Agreement, consents to the sale and purchase contemplated by clause 2.1 and irrevocably waives in favour of the Buyer any rights of pre-emption that that Seller has, or may have, in respect of the Shares, whether conferred by the constitution of the Company or otherwise including pursuant to the 2004 Shareholders’ Agreement.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	Conditions precedent

3.1	Conditions precedent to Completion

Completion is conditional on each of the Conditions set out in Schedule 3 being fulfilled, or waived under clause 3.3, on or before the Completion Date.

3.2	Duties in relation to Conditions

(a)	Each party must use its reasonable endeavours to ensure that the Conditions referred to in clause 3.1 are fulfilled or waived on or before the date specified in that clause.

(b)	Each party must:

(i)	supply each other party with copies of all applications made and documents supplied for the purpose of fulfilling any Condition;

(ii)	not take any action that would, or would be likely to, prevent or hinder the fulfilment of any Condition; and

(iii)	within 2 Business Days of a party becoming aware that a Condition has been fulfilled, notify, as applicable, the Buyer or the Main Sellers and the Management Sellers in writing of that fact.

(c)	Nothing in this clause 3 requires a party to waive a Condition under clause 3.3 or accept unreasonable conditions or requirements imposed by Third Parties to satisfy any Condition.

3.3	Fulfilment by waiver

A Condition may be waived only:

(a)	where the Condition is expressed to be for the benefit of a particular party, if, as applicable, the Buyer or the Main Sellers and the Management Sellers gives notice of waiver of the Condition to the other parties; or

(b)	otherwise, if the Main Sellers and the Management Sellers and the Buyer agree in writing to waive the Condition,

but only to the extent set out in the waiver.

3.4	Failure of Condition

(a)	Either the Buyer or the Main Sellers and the Management Sellers may, if not otherwise in breach of this Agreement, terminate this Agreement by giving notice to all other parties if:

(i)	a Condition is not satisfied on or waived before 31 December 2014; or

(ii)	a Condition having been fulfilled, does not remain fulfilled in all respects at all times until Completion.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Subject to clause 23.3, if this Agreement is terminated under clause 3.4(a) then, in addition to any other rights, powers or remedies provided by law each party is released from its obligation to further perform this Agreement and this Agreement will have no further force of effect.

4.	Purchase Price

4.1	Payment of the Purchase Price

In consideration of the Sellers agreeing to sell the Shares to the Buyer, the Buyer must pay the Purchase Price to the Sellers:

(a)	by payment of the Completion Payment to the Sellers on Completion;

(b)	by issuing to the Sellers (and to each Seller according to his/its Respective Proportion) the Consideration Buyer Shares on Completion, being that number of Buyer Shares calculated in accordance with the following:

A =  B⁄C

where:

A = the number of Buyer Shares to be issued to the Sellers;

B = USD$3,000,000;

C = the VWAP Calculated Price

If the calculation in this clause 4.1(b) results in the number of Buyer Shares to be issued to any of Sellers pursuant to its Respective Proportion not being a whole number, then the number of Buyer Shares to be issued to said Seller under this clause 4.1(b) shall be rounded to the nearest whole number and A will be adjusted accordingly;

(c)	by issuing to the Sellers (and to each Seller according to his/its Respective Proportion) the Consideration Buyer Warrants on Completion;

(d)	by payment of the [---] Milestone Payment on the [---] Milestone Date;

(e)	by payment on Completion of, and release to the Sellers on the [***] Milestone Date, the [***] Milestone Amount in accordance with the [***] Milestone Stakeholder Deed, subject to the condition subsequent that the [***] Milestone is met;

(f)	by issuing to the Sellers (and to each Seller according to his/its Respective Proportion) the [***] Milestone Buyer Warrants on Completion; and

(g)	by payment of the Retention Amount on Completion in accordance with the Retention Amount and Stakeholder Deed, as adjusted in accordance with the terms of this Agreement.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2	Voluntary escrow of Consideration Buyer Shares

(a)	Subject to clauses 4.2(b) and 4.2(e), without the prior written consent of the Buyer, each Main Seller and Management Seller must not Resell the Consideration Buyer Shares for a period of:

(i)	with respect to 50% of the Consideration Buyer Shares, 6 months from the Completion Date; and

(ii)	with respect to the remaining 50% of the Consideration Buyer Shares, 9 months from the Completion Date.

(each an Escrow Period).

(b)	Following the three month anniversary of the date of issue of the Consideration Buyer Shares, if the Buyer Shares have traded on the ASX at any time (whether prior or after the aforementioned three month anniversary date) for a period of at least 20 consecutive Business Days at a price 100% higher than the VWAP Calculated Price then, subject to ASX approval, clause 4.2(a) will cease to apply.

(c)	The Consideration Buyer Shares owned by the Main Sellers and the Management Sellers must be held on the Buyer’s issuer sponsored sub-register until the expiry of the applicable Escrow Period (or a shorter period having regard to clause 4.2(b) above).

(d)	Subject to clause 4.2(e), the Main Sellers and the Management Sellers agree to the application of a Holding Lock to the Consideration Buyer Shares. The Buyer may apply a Holding Lock to the Consideration Buyer Shares at any time or times during the applicable Escrow Period.

(e)	The Buyer must promptly remove (and if not done promptly, the Buyer irrevocably grants to each Main Seller and Management Seller a Power of Attorney to obtain from ASX the removal of) the Holding Lock with respect to Consideration Buyer Shares on the Business Day after the end of the applicable Escrow Period (if any having regard to clause 4.2(b) above).

(f)	Except as expressly provided for in this clause 4.2, nothing in this document restricts the Main Sellers and the Management Sellers from exercising rights attaching to, or afforded to the Main Sellers and/or the Management Sellers in respect of, the Consideration Buyer Shares, including without limitation by:

(i)	exercising any voting rights attaching to the Consideration Buyer Shares;

(ii)	receiving or being entitled to any dividend, return of capital or other distribution attaching to the Consideration Buyer Shares;

(iii)	receiving or participating in any right or bonus issue in connection with the Consideration Buyer Shares; and

(iv)	participating in any reorganisation of Buyer’s capital, any scheme of arrangement or any takeover offer involving Buyer.

(g)	No Main Seller nor Management Seller is entitled to Resell any Consideration Buyer Shares if the Resale would have the effect of breaching the Volume Limit.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(h)	If a Main Seller or a Management Seller breaches this clause 4.2, subject to any rules prescribed by the ASX:

(i)	the Buyer may take the steps necessary to enforce this clause 4.2 or to rectify the breach;

(ii)	the relevant Main Seller or Management Seller must, upon request by the Buyer, take any steps considered by the Buyer (acting reasonably) to be necessary or desirable to enforce this clause 4.2, or to rectify the breach; and

(iii)	in addition to any other rights or remedies of the Buyer, the Buyer may refuse to acknowledge, deal with, accept or register any Disposal or trade of any of the Consideration Buyer Shares.

4.3	Grant and exercise of Consideration Buyer Warrants and [***] Milestone Buyer Warrants

(a)	Subject to the terms of this Agreement, the Buyer grants to the Sellers in their Respective Proportions the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants.

(b)	The Consideration Buyer Warrants and the [***] Milestone Buyer Warrants may be exercised by any Seller by delivering a Warrant Exercise Notice and the Warrant Exercise Amount to the Buyer’s registered office at any time during the Warrant Period and in respect of a portion or all the Consideration Buyer Warrants and/or the [***] Milestone Buyer Warrants held as such Seller may decide. The Warrant Exercise Notice is effective when a Seller delivers it to the Buyer and when given, is irrevocable.

(c)	On receipt of a Warrant Exercise Notice and the Warrant Exercise Amount, the Buyer must issue to the relevant Seller one newly issued Buyer Share for each Consideration Buyer Warrant or [***] Milestone Buyer Warrant being exercised.

(d)	Any Consideration Buyer Warrants or [***] Milestone Buyer Warrants not exercised by the end of the Warrant Period will automatically lapse and be null and void. If a Consideration Buyer Warrant or a [***] Milestone Buyer Warrant is deemed null and void under this clause, then the Buyer will not be liable for any compensation to the Seller for the value of that unexercised Consideration Buyer Warrant or [***] Milestone Buyer Warrant.

(e)	During the Warrant Period, each Main Seller and Management Seller must not Dispose of any Consideration Buyer Warrants and/or [***] Milestone Buyer Warrants (other than through exercising a right under this clause 4.3) or otherwise engage in any activity that creates a market in the trade of Consideration Buyer Warrants and/or [***] Milestone Buyer Warrants. Notwithstanding the foregoing, any Main Seller and/or Management Seller will be entitled to Dispose of part or all the Consideration Buyer Warrants and/or the [***] Milestone Buyer Warrants it/he holds if the beneficiary of the Disposal commits in writing to comply with the restrictions set forth in this clause 4.3 and Buyer is notified of said commitment no later than 5 Business Days before such Disposal takes place.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)	No Main Seller nor Management Seller is entitled to Resell any Buyer Shares issued on exercise of any Consideration Buyer Warrants or [***] Milestone Buyer Warrants if said Disposal would have the effect of breaching the Volume Limit.

4.4	Acknowledgments in relation to Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants

Each Seller acknowledges and agrees that:

(a)	by subscribing for and accepting the Consideration Buyer Shares, and by exercising the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants, it will be bound by the constitution of the Buyer;

(b)	it has made its own enquiries concerning the Buyer and its business and affairs and that the Buyer does not make any representation or warranty to the Sellers in relation to the value or future performance of the Consideration Buyer Shares or the Consideration Buyer Warrants or the [***] Milestone Buyer Warrants;

(c)	it has had access to all information that it believes is necessary or appropriate in connection with its acquisition of the Consideration Buyer Shares and the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants so as to enable it to make an informed investment decision regarding those acquisitions and it is aware that publicly available information about the Buyer can be obtained from ASIC and ASX (including the ASX’s website www.asx.com.au);

(d)	the acquisition, ownership and disposition of the Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants may have tax consequences in Australia and other applicable jurisdictions, which could negatively impact any return realised from the acquisition, ownership or disposition of the Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants;

(e)	it is entitled to accept the Buyer’s offer of Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants in the jurisdiction in which the offer is made without the need for any disclosure document or any securities registration statement from the Buyer; and

(f)	an investment in the Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants involves a degree of economic risk and it has considered the risks associated with the Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants in deciding whether to enter into this Agreement.

4.5	Manner of payment

Unless otherwise specified in this Agreement, all payments of any nature, and the issue of the Consideration Buyer Shares and the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants, to the Sellers under this Agreement must be made:

(a)	to the Sellers according to the Respective Proportions of each Seller, or to the person or persons and in the manner that a Seller directs in writing not less than 2 Business Days before the due date for payment; and

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	by electronic transfer to an account or accounts nominated by each Seller in writing not less than 2 Business Days before the due date for payment, or otherwise in cleared funds.

5.	Conduct pending Completion

5.1	Conduct of Business

Except as otherwise provided in this Agreement, from the Agreement Date until Completion, the Company must, and the Management Sellers must ensure that the Company:

(a)	manages and conducts the Business in the ordinary course of the Business, in a manner comparable to that in which it was conducted for the 12 month period before the Agreement Date and with all due care and in accordance with normal and prudent practice (having regard to the nature of the Business and past practice and so as to comply with all applicable Laws);

(b)	uses its reasonable endeavours to maintain the profitability and value of the Business in all material respects;

(c)	protects and maintains each of its main assets;

(d)	does not, unless required or contemplated by this Agreement, or unless the Buyer first consents in writing:

(i)	enter into any material contract or commitment or terminate or alter any term of any such contract or commitment;

(ii)	except in the ordinary course of the Business, agree to any Liabilities of €20,000 or more;

(iii)	except in the ordinary course of the Business, dispose of, agree to dispose of, Encumber or grant an option over any of the Company’s assets or any interest in those assets;

(iv)	except in the ordinary course of the Business, engage any new employee, terminate the employment of any employee or alter the terms of employment (including the terms of superannuation or any other benefit) of any employee, or offer to do any of those things;

(v)	except in the ordinary course of the Business, provide or grant any guarantee or any other security to any Third Party; and

(vi)	borrow money, increase the amount of existing borrowings or draw on any credit lines other than under existing credit facilities;

Furthermore, from the Agreement Date until Completion, the Company must, and the Management Sellers and the Main Sellers must ensure, that the Company does not, unless required or contemplated by this Agreement, or unless the Buyer first consents in writing:

(vii)	issue, agree to issue or grant any option to issue any equity or loan securities or any security convertible into any such securities except as a result of Company’s securities existing as at the Agreement Date as further detailed in Schedule 2;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(viii)	issue any shares, or options to take up unissued shares, in the capital of the Company except as a result of Company’s securities existing as at the Agreement Date as further detailed in Schedule 2;

(ix)	declare or pay any dividend, effect a buy-back of its shares or make any other distribution of its assets or profits;

(x)	alter or agree to alter its constitution (statuts); or

(xi)	pass any resolution other than in the ordinary course of business.

5.2	Assistance and access for Buyer

Until Completion, the Company must, and the Management Sellers must ensure that the Company:

(a)	gives Marc Voigt or such other person notified to the Management Sellers in writing with a 10-day notice (together the Buyer Representatives), full and free access during normal business hours to any premises at which the Company carries on the Business and any other activities and allow any of those persons to observe the conduct of the Business and those activities;

(b)	supplies to the Buyer, and any person qualifying as a Buyer Representative, any information or document in its possession or control reasonably requested concerning the Company or the Business;

(c)	allows the Buyer to communicate with existing clients and suppliers of the Business with the approval of the Management Sellers; and

(d)	assists the Buyer, at the Buyer’s request, to gain knowledge concerning and become familiar with the Company, its affairs and the Business.

5.3	Confidentiality

Clause 20 applies to any Confidential Information obtained by the Buyer or any person authorised by it under clause 5.2.

5.4	Financial Debt

On or before Completion, the Main Sellers and the Management Sellers must take such steps as are necessary to ensure that any and all Financial Debt is discharged in full.

5.5	Notice of material changes

Where before Completion an event occurs that has, or may have, a Material Adverse Effect on the prospects, operation, profitability or value of the Company or the value of the Shares, the Management Sellers must, immediately on becoming aware of that event, give notice to the Buyer fully describing the event. Nothing in this clause limits the Buyer’s rights under clause 17 or otherwise.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.6	No discussions

(a)	The parties acknowledge that they entered into a letter of intent on 17 July 2014 and that by doing so, they have expressed a commitment to one another to successfully bring the transaction the subject of this Agreement to Completion.

(b)	Subject to clause 5.6(c), until Completion, the Sellers must not solicit or respond to any enquiries or proposals by any person, other than the Buyer, concerning an acquisition of any Shares.

(c)	The Sellers may discuss the transaction the subject of this Agreement (but not, under any circumstances, act on those discussions) with a Third Party, if the Buyer fails to despatch a notice of meeting (in respect of the meeting referred to in point 1.4 of Schedule 3) by 17 October 2014 at the latest.

6.	Completion

6.1	Time and place for Completion

Completion must occur on the date determined under clause 2.2 at:

(a)	the offices of K&L Gates, 116 avenue des Champs-Elysées, 75008 Paris, France at 4:00pm; or

(b)	any other place or time agreed in writing between the Main Sellers and Management Sellers and the Buyer.

6.2	Sellers’ obligations at Completion

On or before Completion the Sellers must:

(a)	deliver or cause to be delivered to the Buyer:

(i)	duly executed share transfer forms (ordres de mouvement de titres) transferring title to the Shares to the Buyer;

(ii)	duly executed tax filing forms (déclaration de cession d’action, formulaire 2759) in respect of all of the Shares;

(iii)	any consents, waivers or documents necessary to evidence to the Buyer’s satisfaction that each of the Conditions has been and remains fulfilled or waived under clause 3.3;

(iv)	to the extent they relate to the Company, the constitution (statuts), certificate of incorporation or registration (Kbis) (including any certificate of incorporation or registration on change of name), common seal (if any), all statutory registers (notably the share transfer registers – registre de mouvements de titres et comptes individuels d’actionnaires), minute books and other records of directors’ and shareholders’ meetings of the Company in proper order and condition, fully entered up to the Completion Date and otherwise complying with all requirements under the Law;

(v)	to the extent they relate to the Company, all cheque books, financial and accounting books and Records, Taxation documents, agreements, insurance policies, title documents, licences, certificates and all other Records;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vi)	a duly completed authority for the alteration of the signatories of every bank account of the Company in the manner required by the Buyer and notified in writing to the Company not less than 3 Business Days before the Completion Date;

(vii)	an original counterpart of the Retention Amount and Stakeholder Deed duly executed by each Seller and the Stakeholder;

(viii)	possession of all documents (such as the certificate of registration for each registered trade mark and registered patents and patent applications, and records showing who created the work in which there is copyright and on what term) evidencing title to, and all Information necessary to enable the Buyer to fully use and enjoy each item of Owned Intellectual Property Rights, including the Intellectual Property Licences;

(ix)	all current permits, licences and other documents issued to the Company under any Law relating to its business activities;

(x)	all usernames, logins and passwords for any of the Company’s online registrations; and

(xi)	duly executed releases and discharges of all Encumbrances or other Third Party interests registered against the Shares or any other securities, if any;

(b)	procure that:

(i)	the Financial Debt is fully paid out;

(ii)	all facility documents in respect of the Financial Debt and the obligations of the Company under those documents cease to be of any force or effect;

(iii)	all Encumbrances in respect of the Financial Debt are released by the relevant counterparties; and

(iv)	reasonable evidence of the matters set out in this clause 6.2(b) are provided to the Buyer, including a signed deed of release, releasing any security interest registered against the Company in respect of the Financial Debt in a form reasonably acceptable to the Buyer;

(c)	cause resolutions of the directors of the Company to be passed in which: -

(i)	the registration of the transfer to the Buyer of the Shares is acknowledged;

(ii)	the resignation in writing of the existing directors of the Company from their respective offices with effect from Completion (without any payment as compensation for loss of office) is acknowledged; and

(iii)	all other action necessary to place the Buyer in operating control of the Company with effect from Completion is taken or done;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	cause resolutions of the shareholders of the Company to be passed in which:

(i)	the persons nominated in writing for that purpose by the Buyer and who have consented to so act are appointed as directors of the Company;

(ii)	with effect from Completion, the registered office of the Company is changed to the address requested by the Buyer;

(e)	deliver to the Buyer a letter (substantially in the form attached hereto as Schedule 9) signed by each resigning officer of the Company and acknowledging that he or she has no Claim against the Company for breach of contract, loss of office, redundancy, unfair dismissal, employee compensation, payment or repayment of loans except payments properly payable to him or her as an employee for accrued and unpaid salary, allowances, benefits, superannuation, holiday pay and long service leave, or as a consultant for consultancy services, up to and including the Completion Date;

(f)	inform the statutory auditors of the Company (commissaires aux comptes) of the Agreement and ask them whether they will accept a resignation, the Buyer hereby acknowledging that in accordance with applicable Law the statutory auditors are free not to accept a resignation and, accordingly, the Sellers shall not assume any liability in respect thereto;

(g)	ensure that all matters or actions necessary to give effect to the resolutions of the Company passed in accordance with clause 6.2(c) and 6.2(d) are done or taken;

(h)	pay to the Company the following amounts (if any) paid by or accrued in the accounts of the Company:

(i)	any commissions or finders fees related to or in any way connected with the transactions contemplated by this Agreement;

(ii)	save as disclosed in writing to the Buyer prior to the date of this agreement, any legal, accounting or other professional adviser’s costs related to or in any way connected with the transactions contemplated by this Agreement; and

(iii)	any costs of the Sellers relevant to the transactions contemplated by this Agreement that have been paid by or accrued in the accounts of the Company; and

(i)	do all other acts and execute all other documents that this Agreement requires the Sellers to do or execute at Completion.

6.3	Buyer’s obligations at Completion

At Completion the Buyer must:

(a)	provide any consents, waivers or documents necessary to evidence to the Sellers’ satisfaction that each of the Conditions has been and remains fulfilled (or waived under clause 3.3);

(b)	pay the Completion Payment to the Sellers (or for part of the Completion Payment, pay to Third Parties as may be instructed by the Main Sellers and the Management Sellers);

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	issue and deliver the Consideration Buyer Shares and the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants to the Sellers in their Respective Proportions, and provide holding statements from the Buyer’s share registry confirming the issuance;

(d)	pay the [***] Milestone Amount in accordance with the [***] Milestone Stakeholder Deed;

(e)	pay the Retention Amount in accordance with the Retention Amount and Stakeholder Deed;

(f)	cause sufficient instruments of consent to be available to allow the Company to pass the resolutions required by clause 6.2(d)(i); and

(g)	do all other acts and execute all other documents that this Agreement requires the Buyer to do or execute at Completion.

6.4	Conditions of Completion

(a)	The obligations of the Buyer, the Company and the Sellers under this clause 6 are interdependent. Completion is conditional on, and will not be taken to have occurred until, the Buyer, the Company and the Sellers have each complied with all of their respective obligations under this clause 6.

On the Completion Date and immediately upon Completion, the parties must ensure that the transfer of the Shares to the Buyer is properly registered in the Company’s statutory registers (namely: the share transfer registers – registre de mouvements de titres et comptes individuels d’actionnaires).

(b)	If either the Buyer or the Sellers fail to fully comply with their obligations under this clause 6 and Completion does not occur, then, as applicable, the Main Sellers and the Management Sellers together or the Buyer may issue:

(i)	a notice to complete; or

(ii)	a notice of termination.

(c)	If said party(ies) issue a notice to complete then Completion must occur on the new date set out in the notice and compliance with the notice will be an fundamental term, which, if not satisfied, will entitle said party to terminate this agreement;

(d)	If the Buyer or the Main Sellers and the Management Sellers, as applicable, issue a notice of termination then this Agreement terminates on the date set out in the notice and each of the Sellers and the Buyer must promptly:

(i)	return to the other all documents delivered to it under this clause 6;

(ii)	repay to the other all payments received by it under this clause 6; and

(iii)	do everything reasonably required by the other to reverse any action taken under this clause 6,

without prejudice to any other rights any party may have in respect of that failure.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.	Rights and obligations after Completion

7.1	Sellers’ assistance following Completion

For 20 Business Days after Completion, if the Buyer, acting reasonably, gives the Management Sellers notice (Assistance Notice) to that effect, the Management Sellers must at their own expense:

(a)	provide the Buyer with any information in the possession or control of the Management Sellers (not otherwise disclosed as part of the Disclosure Material, or the Additional Disclosure Material, or the Completion deliveries set forth in clause 6 above) concerning the matters, if any, relating to the Company or the Business (or both) specified in the Assistance Notice; and

(b)	if so requested in the Assistance Notice, attend at the Company’s laboratories (located at the University Paris-Sud (Paris XI) – UFR de Pharmacie – Tour E2) to assist the Buyer to gain knowledge concerning the Company or the Business (or both) at the times specified in the Assistance Notice (being times not earlier than 2 Business Days after receipt of the Assistance Notice).

7.2	Access to Records

(a)	The Sellers may retain after Completion copies of any Records necessary for the Sellers to comply with any applicable Law (including Tax Law) and to prepare Tax and other returns required of the Sellers by Law.

(b)	The Buyer must ensure that the Company retains all Records required to be retained by Law existing at Completion for the period that they are required to be retained by Law after Completion.

(c)	Without limiting clause 7.2(a), the Buyer must ensure that the Sellers are promptly afforded reasonable access to the Records referred to in clause 7.2(b) on reasonable request by the Sellers for the purpose of enabling the Sellers to do all or any of the following:

(i)	comply with any applicable Law (including a Tax Law);

(ii)	prepare any financial statement or Tax return; and

(iii)	defend or deal with any Claim against the Sellers.

8.	Retention Amount and [***] Milestone Amount

The Retention Amount must be held in accordance with the Retention Amount and Stakeholder Deed and the [***] Milestone Amount must be held in accordance with the [***] Milestone Stakeholder Deed.

9.	Obligations until registration of transfer

9.1	Buyer’s obligation to register

The Buyer must ensure that all registrations required by Law (if any) regarding the transfer of the Shares to the Buyer takes place as soon as possible after Completion.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.	Tax matters

10.1	Payment of Transfer Tax

As soon as possible after Completion, the Buyer will attend to payment of the Transfer Tax to the relevant Government Agency.

10.2	Completion of Tax returns and calculations

(a)	As soon as practicable after Completion, the Buyer must procure that the Company prepares all Tax returns that have not been lodged for periods of account concluded before Completion and deliver a copy in draft form to the Main Sellers and the Management Sellers.

(b)	For any period of account which commences before but ends on or after Completion, the Buyer must as soon as practicable after the end of that period, procure that the Company prepares a Tax return for that period and deliver a copy in draft form to the Main Sellers and the Management Sellers.

(c)	Both the Main Sellers and the Management Sellers and the Buyer must co-operate fully with each other in the preparation of each Tax return referred to in clauses 10.2(a) and 10.2(b).

(d)	A Tax return referred to in clause 10.2(a) must not be filed with the relevant Government Agency until:

(i)	the Main Sellers and the Management Sellers have agreed to the substance of the Tax return, and in this regard, the Main Sellers and the Management Sellers have 10 Business Days from receipt of the Tax return (Revision Period) to notify the Buyer of any revisions sought (Revision Notice);

(ii)	the Revision Period lapses and no Revision Notice has been received by the Buyer; or

(iii)	the Revision Period lapses after the Main Sellers and the Management Sellers give a Revision Notice but any revision suggested has not been agreed to by the Buyer within 5 Business Days after the end of the Revision Period, in which case the Main Sellers and the Management Sellers and Buyer must refer the matter to an Expert and the Tax return to be lodged by the Company will be amended as required to reflect the Expert’s determination of the Tax treatment.

10.3	Tax enquiries or audits by Government Agency

(a)	If the Buyer or the Company receives any written communication or notice from any Government Agency of any enquiry, including any request for information, notice to produce documents, audit, review or request for a meeting (Tax Enquiry):

(i)	relating to the Company;

(ii)	wholly or partially in relation to the period before Completion; and

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)	that is likely to lead to a circumstance as a result of which the Buyer, would make a Warranty Claim,

then the Buyer or the Company must promptly notify the Main Sellers and the Management Sellers of that fact in writing within 10 Business Days after receipt of the Tax Enquiry.

(b)	In the event of a Tax Enquiry:

(i)	the Buyer and the Company:

(A)	must undertake discussions and communications with the relevant Government Agency in relation to the Tax Enquiry; and

(B)	must conduct and defend any issue against the Company;

(C)	may, with the prior written consent of the Main Sellers and the Management Sellers, settle any such issue;

(ii)	the Main Sellers and the Management Sellers may make submissions to the Buyer regarding any Tax Enquiry; and

(iii)	if requested by the Buyer and the Company, the Main Sellers and the Management Sellers must provide to the Buyer and the Company all assistance as is reasonably necessary to complete the actions set out in clause 10.3(b)(i) above.

(c)	For the avoidance of doubt, the Buyer and the Company have, subject to the above, full control of all Tax Enquiries.

11.	Completion Accounts

11.1	Preparation

Within 30 days after Completion (or such later date as the Main Sellers and the Management Sellers and the Buyer agree), the Buyer must:

(a)	cause the Company to prepare the Completion Accounts in accordance with the requirements of the Accounting Standards and consistent with the example set out in Schedule 6;

(b)	cause the Company to calculate the Completion Working Capital required by clause 11.5 by using the information in the Completion Accounts; and

(c)	cause its accountant to prepare and provide to the Main Sellers and the Management Sellers and the Buyer, a written statement addressed to the Main Sellers and the Management Sellers, the Buyer and the Company (Certificate) containing:

(i)	a copy of the Completion Accounts;

(ii)	the Buyer’s accountant’s calculation of the Completion Working Capital, together with details as to how this amount was calculated; and

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)	a certification that in the Buyer’s accountant’s opinion, the Completion Accounts have been prepared and the Completion Working Capital have been calculated, in accordance with this Agreement.

11.2	Invoicing before Completion

(a)	The Management Sellers must ensure that the Company is properly invoiced before Completion for all goods or services provided to or liabilities incurred by:

(i)	the Company before the Calculation Time; or

(ii)	the Sellers before the Calculation Time and properly chargeable to the Company,

and that the amount of those invoices are taken into account in preparing the Completion Accounts.

(b)	The Sellers will not be in breach of clause 11.2(a) in respect of an amount not invoiced to the Company under that clause, to the extent that the Management Sellers notify that amount to the Buyer and advise the latter to instruct its accountant to include an appropriate provision or accrual in the Completion Accounts for that amount.

11.3	Main Sellers’ and Management Sellers’ rights of access

For a period of 21 days beginning on the day after the date on which the Certificate is given to the Main Sellers and the Management Sellers under clause 11.1(c), the Buyer must ensure that the Main Sellers and the Management Sellers (including any of its advisers) are given such access as is reasonably required to the Records and the Business to enable the Main Sellers and the Management Sellers to consider the Completion Accounts and the Certificate.

11.4	Resolution of Disputes

(a)	Within 30 days after the date on which the Certificate is given to the Main Sellers and the Management Sellers under clause 11.1(c) (Objection Period), the Main Sellers and the Management Sellers or the Buyer may dispute any amount set out in the Completion Accounts or the Certificate by giving notice (Objection Notice) to the other stating the amount or amounts in dispute and the reasons for that dispute (Completion Statement Dispute).

(b)	If at the end of the Objection Period there is no Completion Statement Dispute, all amounts set out in the Completion Accounts and the Certificate are final and binding on the parties.

(c)	If there is a Completion Statement Dispute but it is not resolved by the the Buyer and the Main Sellers and the Management Sellers nor referred to an Expert in accordance with clause 11.4(d), all amounts set out in the Completion Accounts and the Certificate are final and binding on the parties and the Completion Statement Dispute is taken to be resolved.

(d)

If an Objection Notice is given under clause 11.4(a), then the Main Sellers and the Management Sellers and the Buyer must use their reasonable endeavours to resolve the Completion Statement Dispute between themselves. If the Main Sellers and the Management Sellers and the Buyer are unable to resolve the

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Completion Statement Dispute within 5 Business Days after the Objection Notice is given, the Buyer and the Main Sellers and the Management Sellers must refer the Completion Statement Dispute to an Expert for determination under clause 22.

11.5	Adjustment of Purchase Price

If the Completion Working Capital as set out in the Certificate or determined under clause 22 (as applicable) is:

(a)	less than Target Working Capital by more than USD$100,000, the Sellers must, pay to the Buyer an amount equal to the difference shown less USD$100,000 as a decrease in the Purchase Price;

(b)	higher than Target Working Capital by more than USD$100,000, the Buyer must pay in cash to the Sellers up to their Respective Proportions an amount equal to the difference shown less USD$100,000 as an increase in the Purchase Price;

(any such decrease or increase amount in the Purchase Price, the Adjustment Amount).

11.6	Payment of Adjustment Amount

The Sellers or Buyer must pay the Adjustment Amount (if any) in clause 11.5 to the Buyer or Sellers:

(a)	within 2 Business Days after the end of the Objection Period; or

(b)	where at the end of the Objection Period a Dispute exists, within 5 Business Days after the dispute is resolved under clause 11.4 or determined under clause 22(as applicable); and

(c)	if the Sellers are required to pay any Adjustment Amount then up to USD$200,000 shall be made by way of deduction against the Retention Amount.

11.7	Minimum amount of claim

If the amount in Dispute under clause 11.4 is less than, in aggregate, USD$10,000:

(a)	no party may give an Objection Notice; and

(b)	the Completion Accounts as determined by the Buyer’s accountant is final and binding on the parties, and any necessary adjustment under clause 11.5 must be made.

11.8	Obligations of the parties

The Main Sellers and the Management Sellers and the Buyer must each act in good faith towards the other and co-operate with the other in the preparation of the Completion Accounts and the calculation of the Completion Working Capital.

11.9	Costs

All costs of and incidental to the preparation of the Completion Accounts and the Certificate must be paid by the Buyer.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	Sellers’ Warranties

12.1	Warranties

(a)	The Sellers warrant and represent to the Buyer and the Company as an inducement to the Buyer to enter into this Agreement that, subject to the limitations in this clause 12 and clause 14, each of the General Sellers’ Warranties as set out in Schedule 4 (Part A) is true and accurate at the Agreement Date and, except as expressly stated, will be true and accurate at Completion (the “General Sellers’ Warranties”).

(b)	The Management Sellers warrant and represent to the Buyer and the Company as an inducement to the Buyer to enter into this Agreement that, subject to the limitations in this clause 12 and clause 14, each of the Management Sellers’ Warranties as set out in Schedule 4 (Part B) is true and accurate at the Agreement Date and, except as expressly stated, will be true and accurate at Completion (the “Management Sellers Warranties” and together with the General Sellers Warranties, the “Sellers’ Warranties”).

12.2	Disclosure Material

The Buyer acknowledges that the Sellers’ Warranties and any other Claim by the Buyer are qualified by, and subject to, all information fully and fairly disclosed in the Disclosure Material and the Additional Disclosure Material.

12.3	Separate warranties

Each of the Sellers’ Warranties is a separate warranty and is not limited or restricted by any other warranty, except if that limit or restriction is clearly stated in the relevant Sellers’ Warranty.

12.4	Sellers must notify breaches

The Sellers must (whether before or after Completion) disclose to the Buyer anything which has or will constitute a material breach of a Sellers’ Warranty or cause a Sellers’ Warranty to be untrue or inaccurate, as soon as practicable after the Sellers become aware of it.

12.5	Qualification as to knowledge

Where any statement in the Sellers’ Warranties is qualified by a Seller’s awareness or knowledge, in order to establish that the statement is true in any respect, that statement will be deemed to include an additional statement that vis à vis said Seller:

(a)	it has been made after reasonable enquiries of the officers of this Seller or the Seller’s representative seating on the Company’s board of directors, and includes all matters, events or circumstances of which such Seller should reasonably be aware or know; and

(b)	where those enquiries would have prompted a reasonable person to make further enquiries, those further enquiries have been reasonably made.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

13.	Indemnification for Warranty Claims

(a)	Subject to clauses 12 and 14, if the Buyer makes a General Sellers Warranty Claim and notifies the relevant Seller(s) to that effect, then the Seller(s), as the case may be, jointly but not severally, indemnifies(y) and must keep indemnified, the Buyer and the Company from and against any Claim or Liability that the Buyer or the Company pays, suffers, incurs or is liable for as a direct or indirect result of the General Sellers’ Warranty made by said Seller(s) being untrue or inaccurate.

(b)	Subject to clauses 12 and 14, if the Buyer makes a Management Sellers Warranty Claim and notifies the Management Sellers to that effect, then the Management Sellers, jointly but not severally, indemnify and must keep indemnified, the Buyer and the Company from and against any Claim or Liability that the Buyer or the Company pays, suffers, incurs or is liable for as a direct or indirect result of the Management Sellers’ Warranty being untrue or inaccurate.

14.	Claiming under the Sellers’ Warranties

14.1	Notice of Claims

If after Completion the Buyer becomes aware of a matter that may give rise to a Warranty Claim (whether as a result of a Third Party Claim or not), then the Buyer must notify, as applicable, the relevant Sellers or Management Sellers of said Warranty Claim in writing as soon as practicable after the Buyer becomes aware of the matter and no later than 5 Business Days thereafter, and must provide the relevant Sellers or Management Sellers, as applicable, with reasonable details of the matter and an estimate of the amount involved.

Where the Warranty Claim is a Management Sellers Warranty Claim, the Buyer shall simultaneously to the notification to the Management Sellers send a copy of said notification to the Stakeholder.

14.2	Maximum amount the Buyer may recover

(a)	The maximum total amount the Buyer may recover for all Warranty Claims must not exceed the Retention Amount, except for Claims relating to title to Shares which is capped at the Purchase Price.

(b)	No Warranty Claim can be made by the Buyer if the value of the Claim or Liabilities giving rise to said Warranty Claim is less than USD$20,000, and the Buyer shall not be entitled to any Claims unless the Warranty Claims in the aggregate totalize at least USD$100,000 and, in such a case, the Buyer may recover the full amount of the Claims made.

(c)	For the avoidance of doubt, no limit applies to any Warranty Claims arising from fraud or wilful misrepresentation or omission.

(d)	The amount the Buyer may recover for all Warranty Claims shall be reduced (i) to take into account any actual net Tax benefit arising from the Claim or Liabilities giving rise to a Warranty Claim and (ii) to take into account any amount received by the Buyer and or the Company with respect to such Claim or Liabilities.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e)	The Sellers are not liable to the Buyer for any Claim under or in relation to or arising out of this Agreement including, a breach of a Sellers’ Warranty:

(i)	if the Buyer has failed strictly to comply with clause 14.1;

(ii)	if the Buyer has ceased after Completion and when the Claim is made to own or control the Company or its assets;

(iii)	if the Claim is as a result of or in respect of any legislation not in force at the date of this Agreement (including legislation which takes effect retrospectively);

(iv)	to the extent that the Claim arises or is increased as a result only of an increase in the rates, method of calculation or scope of Taxes after Completion;

(v)	to the extent that the Claim arises or is increased as a result of any change in accounting standards after Completion;

(vi)	if the Claim arises or is increased as a result of action taken or not taken by the Sellers after consultation with and the prior written approval of the Buyer; or

(vii)	to the extent that provision has been made for any fact, matter or circumstance giving rise to a Claim in the Accounts.

(f)	The Buyer may not make any Claim under this Agreement including for a breach of Sellers Warranty unless full details of the Claim have been notified to the relevant Seller(s) in accordance with Clause 14.1 before the first anniversary of Completion. A Claim will not be enforceable against any relevant Seller(s) and is to be taken for all purposes to have been withdrawn unless arbitration request has been filed pursuant to clause 23.14 in connection with the Claim within 6 months after written notice of the Claim in accordance with clause 14.1 and, in any case, no later than 18 months following Completion.

14.3	Payments by Sellers

Unless otherwise specified in this Agreement or agreed between the parties, all payments made by any Seller(s) to the Buyer under this Agreement must be made to the Buyer by cash, bank cheque or electronic funds transfer. If a law compels the Sellers to make a deduction or withholding, then the Sellers must ensure that deduction or withholding does not exceed the minimum amount required by law.

14.4	Right of Set Off

Any moneys which the Management Sellers are liable to pay to the Buyer under clauses 12, 13 and this clause 14 shall be paid to the Buyer by way of set-off against the Retention Amount.

14.5	Reduction in Purchase Price

Any payment made in respect of a Claim for breach of a Sellers’ Warranty is deemed to be a reduction in the Purchase Price.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.	Not used

16.	Buyer’s Warranties

16.1	Warranties

The Buyer warrants to the Sellers that:

(a)	the execution and delivery of this Agreement has been properly authorised by all necessary corporate action of the Buyer;

(b)	the Buyer has full corporate power and lawful authority to execute and deliver this Agreement and to perform, or cause to be performed, its obligations under this Agreement and, without limiting the foregoing, to issue the Consideration Buyer Shares and the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants; upon Completion, the Consideration Buyer Shares and the Consideration Buyer Warrants and the [***] Milestone Buyer Warrants will constitute, as applicable, validly issued Buyer Shares granting the same rights as any other Buyer Shares and validly issued Buyer’s warrants entitling the Sellers to subscribe to Buyer Shares granting the same rights as any other Buyer Shares in full compliance with the terms of this Agreement, free of any Encumbrances other than stipulated in this Agreement or resulting from applicable Law ;

(c)	the offer and issue of the Consideration Buyer Shares and Consideration Buyer Warrants and [***] Milestone Buyer Warrants (and the issue of Buyer Shares on exercise of the Consideration Buyer Warrants and [***] Milestone Buyer Warrants) to the Sellers does not, and will not, require Buyer shareholder approval other than as set out in this Agreement and will not cause the Sellers to be in breach of Law or the ASX listing rules;

(d)	this Agreement constitutes a legal, valid and binding obligation on the Buyer enforceable in accordance with its terms by appropriate legal remedy;

(e)	none of the following has occurred and is subsisting, or is threatened, in relation to the Buyer:

(i)	an application or order made, proceeding commenced, resolution passed or proposed in a notice of meeting, petition presented, meeting convened or other step taken for:

(A)	the winding up, dissolution, bankruptcy or administration of the Buyer; or

(B)	the Buyer entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

(ii)	the Buyer:

(A)	being (or being taken to be under applicable legislation) unable to pay its debts as and when they fall due; or

(B)	stopping or suspending, or threatening to stop or suspend, payment of all or a class of its debts; or

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)	the appointment of an administrator, receiver, receiver and manager, liquidator, provisional liquidator or similar person to the Buyer or any of its assets;

(f)	this Agreement does not conflict with or result in the breach of or default under any provision of its constitution or any material term or provision of any agreement, deed, writ, order or injunction, judgment or Law to which it is a party or a subject or by which it is bound; and

(g)	there are no Claims pending or threatened against it or to its knowledge by, against or involving any person which may have a material effect on the sale and purchase of the Shares in accordance with this Agreement.

16.2	Warranties true on Completion

The Buyer warrants to the Sellers that each of the warranties set out in clause 16.1 is true and accurate, and not misleading or deceptive, at the Agreement Date and, except as expressly stated in this Agreement, will be true, accurate and not misleading or deceptive at Completion.

17.	Termination by Buyer before Completion

17.1	Termination events

Each of the following is a termination event for the purposes of this clause 17:

(a)	the Sellers breach a material term of this Agreement;

(b)	any Sellers’ Warranty is or becomes untrue when made or regarded as made under this Agreement (except to the extent fully and fairly disclosed in the Disclosure Material) and results in a Material Adverse Effect;

(c)	a Material Adverse Effect occurs since the Accounts Date that was not disclosed in the Disclosure Material; and

(d)	any Additional Disclosure Material provided reveals a Material Adverse Effect.

17.2	Right of Buyer to terminate

If:

(a)	a termination event occurs under clause 17.1;

(b)	the Buyer notifies the Sellers of that event within 5 Business Days after becoming aware of it, giving reasonable details of the relevant event; and

(c)	the Sellers are unable to remedy the termination event within 5 Business Days after receiving the notice (or such longer period or periods as may be allowed by the Buyer in writing),

then the Buyer may by giving notice to the Sellers at any time before Completion elect to terminate its obligation to buy the Shares and to perform its other obligations under this Agreement, in which event this Agreement terminates at the time the Buyer gives the notice.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.3	Remedies cumulative

The Buyer may exercise its right of termination under this clause 17 without affecting any of its other rights and remedies.

18.	Assistance in relation to change of control

18.1	Consent of other persons

If any:

(a)	Intellectual Property Licence; or

(b)	other contract in force at the Agreement Date to which the Company is a party and which is material to the Business,

requires the consent (Required Consent) of the relevant licensor or counterparty (each a Contract Party) as a consequence of the sale or proposed sale of the Shares to the Buyer, then the Management Sellers and the Buyer must each use their reasonable endeavours to obtain the Required Consent before Completion.

18.2	Where consents not obtained

(a)	If a Required Consent has not been obtained on or before Completion in respect of a contract or other commitment referred to in clause 18.1(a) or 18.1(b) (Relevant Contract), then from the Completion Date until the Required Consent is obtained, and to the fullest extent permitted by the terms of the Relevant Contract:

(i)	the Management Sellers and the Buyer must each continue to use their reasonable endeavours to obtain the Required Consent as soon as possible; and

(ii)	in respect of the period from Completion until the Required Consent is obtained, the Buyer must procure that the obligations of the Company under the Relevant Contract are observed and performed.

(b)	If a Required Consent is not able to be obtained within 2 months of the Completion Date (or such other date agreed between the Management Sellers and the Buyer), the Management Sellers must use their best endeavours to facilitate the negotiation of an alternate arrangement with the Contract Party.

18.3	Third party costs

Nothing in this clause 18 requires the Sellers to pay or incur any costs or expenses of any Third Party, including a Contract Party.

18.4	Disclosure of Confidential Information

(a)	A Receiving Party may disclose Confidential Information to any Contract Party but only for the purpose of securing, and only to the extent necessary to secure, the Required Consent of that Contract Party or otherwise to comply with the Sellers’ or the Company’s obligations to the Contract Party.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	The provisions of clause 20 apply to any disclosure of Confidential Information under clause 18.4(a) as if the Contract Party were a Recipient (as defined in clause 20.3).

19.	Public announcements

19.1	Making announcements

A party must not make, or authorise or cause to be made, any public announcement relating to the negotiations between the parties or the subject matter of this Agreement unless:

(a)	it has the prior written consent of each other party; or

(b)	it is required to do so by Law, or by the rules of any Financial Market to which a party, or a Related Body Corporate of a party, is subject.

19.2	Requirements

If a party is required to make a public announcement under clause 19.1(b), it must before doing so, to the extent practicable and as soon as reasonably possible:

(a)	notify each other party of the proposed announcement;

(b)	consult with each other party as to its content; and

(c)	use reasonable endeavours to consider any reasonable request by any other party concerning the proposed announcement.

20.	Confidentiality

20.1	Obligations of confidentiality

Subject to clauses 20.2, 20.3 and 18.4, the Receiving Party must:

(a)	keep the Confidential Information confidential and not directly or indirectly disclose, divulge or communicate any Confidential Information to, or otherwise place any Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)	take all reasonable steps to secure and keep secure all Confidential Information coming into its possession or control;

(c)	not memorise, use, modify, reverse engineer or make copies, notes or records of the Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement; and

(d)	take all reasonable steps to ensure that any person to whom the Receiving Party is permitted to disclose Confidential Information under clause 20.3 complies at all times with the terms of this clause 20 as if that person were a Receiving Party.

20.2	Exceptions

The obligations of confidentiality under clause 20.1 do not apply to:

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a)	a disclosure has been made in accordance with clause 5.6;

(b)	any Confidential Information that:

(i)	is disclosed to the Receiving Party by a Third Party entitled to do so, whether before or after the Agreement Date;

(ii)	was already lawfully in the Receiving Party’s possession when it was given to the Receiving Party and was not otherwise acquired from the Disclosing Party directly or indirectly; or

(iii)	is generally available to the public at the Agreement Date or subsequently becomes so available other than by reason of a breach of this Agreement; or

(c)	any disclosure of Confidential Information by the Receiving Party that is required by Law or the rules of any Financial Market to which a party, or a Related Body Corporate of a party, is subject if, to the extent practicable and as soon as reasonably possible, the Receiving Party:

(i)	notifies the Disclosing Party of the proposed disclosure;

(ii)	consults with the Disclosing Party as to its content; and

(iii)	uses reasonable endeavours to comply with any reasonable request by the Disclosing Party concerning the proposed disclosure.

20.3	Authorised disclosure

A Receiving Party may disclose Confidential Information to any Related Entity, employee, agent, contractor, officer, professional adviser, banker, auditor or other consultant of the Receiving Party (each a Recipient) only if the disclosure is made to the Recipient strictly on a “need to know basis” and, before the disclosure:

(a)	the Receiving Party notifies the Recipient of the confidential nature of the Confidential Information to be disclosed;

(b)	the Recipient undertakes to the Receiving Party (for the benefit of the Disclosing Party) to be bound by the obligations in this clause 20 as if the Recipient were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient; and

(c)	if requested to do so by the Disclosing Party, the Recipient signs an undertaking or deed in a form acceptable to the Disclosing Party (and for the benefit of the Disclosing Party) agreeing to be bound by the obligations in this clause 20 as if it were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient.

20.4	Return or destruction of Confidential Information

Immediately on the written request of the Disclosing Party or on the termination of this Agreement for any reason, a Receiving Party must:

(a)	cease the use of all Confidential Information of or relating to the Disclosing Party (or any Related Entity of the Disclosing Party);

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	deliver to the Disclosing Party all documents and other materials in its possession or control containing, recording or constituting that Confidential Information or, at the option of the Disclosing Party, destroy, and certify to the Disclosing Party that it has destroyed, those documents and materials; and

(c)	for Confidential Information stored electronically, permanently delete that Confidential Information from all electronic media on which it is stored, so that it cannot be restored.

20.5	Liability for breach by Recipient

The Receiving Party is liable for any breach of this clause 20 by a Recipient as if the Recipient were a Receiving Party in relation to the Confidential Information disclosed to the Recipient.

20.6	Post Completion

On and from Completion:

(a)	all Information in the possession or control of the Sellers relating to or in any way connected with the Company will be deemed to be “Confidential Information” of or relating to the Buyer for the purposes of this clause 20 and the Sellers must comply with the provisions of this clause 20 as if the Sellers were a “Receiving Party” of that Confidential Information; and

(b)	the Buyer may make use of the Confidential Information of or relating to the Company as it sees fit and without restriction under this Agreement.

21.	Restrictive covenant

21.1	Restrictions

Except as otherwise set forth by this Agreement or any agreement entered into in accordance with this Agreement, each Management Seller must not, in any capacity including on its own account or as a member, shareholder, unitholder, director, partner, joint venturer, employee, trustee, beneficiary, principal, agent, adviser, contractor, consultant, manager, associate, representative or financier or in any other way or by any other means:

(a)	during the period specified in clause 21.3 (Restraint Period) participate in, be interested in, assist with or otherwise be directly or indirectly involved, engaged, concerned or interested in a business, activity or operation that is the same as, or competitive with, the Business or any material part of it (Restrained Business);

(b)	during the Restraint Period, solicit, canvas, deal with, approach or accept an approach from any person who is at Completion, or was at any time during the 12 month period ending on the Completion Date, a customer or supplier of the Business or the Company, with any purpose of, or having the effect of, obtaining the custom or services of that person in a Restrained Business;

(c)	at all times, represent itself as being or do anything to suggest it is in any way connected with, interested in or associated with the Business or the Company (except as its proprietor before Completion or former proprietor after Completion) unless agreed otherwise by the Buyer in writing;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	during the Restraint Period, solicit, canvas, encourage, approach or accept an approach from, induce, or endeavour to do so, any person who is at Completion, or was at any time during the 12 month period ending on the Completion Date, a director, employee, agent, associate, contractor or advisor of the Company, to leave the office, employment or agency of, or association with, the Company;

(e)	during the Restraint Period, interfere with the business of the Company or divulge to any person any information concerning the business of the Company or any of its dealings, transactions or affairs; or

(f)	during the Restraint Period, interfere to the detriment of the Company with the relationship between the Company and its clients, customers, employees or suppliers.

21.2	Affiliates

Each Management Seller must ensure that no:

(a)	Associate or member of that Management Seller;

(b)	spouse, domestic partner, first-degree relative by blood or adoption of that Management Seller or spouse of such a relative (Relative); or

(c)	body corporate which that Seller, a member of that Management Seller, an Associate of that Management Seller or any Relative Controls,

(each an Affiliate) does any of the things that the Management Sellers cannot do under clause 21.1.

21.3	Restraint Period

The period referred to in clause 21.1 is each of the following periods separately:

(a)	with respect to restriction in clause 21.1 (a), 2 years from the Completion Date; and

(b)	With respect to restriction in clause 21.1 (b) to 21.1(f), 12 months from the Completion Date.

21.4	Permitted involvement

Nothing in this clause 21 prevents any of the Management Sellers or any of a Management Sellers’ Affiliate holding in aggregate less than 5% of the issued shares of a body corporate, or interests in a registered managed investment scheme.

21.5	Independence of restrictions

Each:

(a)	covenant in the paragraphs of clauses 21.1 and 21.2;

(b)	paragraph of the Restraint Period definition in clause 21.3; and

(c)	paragraph of the Restraint Area definition in clause 21.3(a),

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

is a separate and independent covenant of each Management Seller. They can be combined and each combination is a separate covenant and restriction, although they are cumulative in effect.

21.6	Severability

For the avoidance of any doubt, if any of the separate and independent covenants or restrictions set out in this clause 21 is or becomes invalid or unenforceable for any reason:

(a)	clause 23.7 of this Agreement applies; and

(b)	without limiting the operation of that clause, if the covenant or restriction in question would be valid or enforceable if any activity was deleted or the area or time was reduced, then the clause must be read down by deleting that activity, or reducing that period or area, to the minimum extent necessary to achieve that result.

21.7	Reasonableness of restraint

Each Management Seller acknowledges that each of the restrictions imposed by this clause 21:

(a)	is reasonable in its extent (as to duration, geographical area and restrained conduct) having regard to the interests of each party to this Agreement; and

(b)	extends no further, in any respect, than is reasonably necessary and is solely for the protection of the Buyer in respect of the goodwill of the Business.

21.8	Legal advice

Each Seller acknowledges that in relation to this Agreement, and in particular each Management Seller in relation to this clause 21, each Seller has received legal advice or has had the opportunity of obtaining legal advice.

21.9	Injunction

Each Management Seller acknowledges and agrees that monetary damages alone may not be adequate compensation to the Buyer for a breach by any of the Management Sellers of this clause 21 and that the Buyer is entitled to seek injunctive relief from a court of competent jurisdiction if:

(a)	a Management Seller fails to comply with any obligation under this clause 21 or threatens to do so; or

(b)	the Buyer has reason to believe a Management Seller will not comply with any obligation under this clause 21.

22.	Dispute resolution

22.1	Delivering a dispute notice

(a)

If the Main Sellers and the Management Sellers and the Buyer have been unable to resolve any dispute arising between them regarding the calculation of the Adjustment Amount (including the preparation of the Completion Accounts)

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and/or preparation of Tax returns in accordance with clause 10.2 (Dispute), then the Main Sellers and the Management Sellers and the Buyer must refer the Dispute to an Expert for determination in accordance with this clause 22.

(b)	This clause is limited to only Disputes. Any other disputes between the parties must be dealt with in accordance with clause 23.14.

(c)	For the purposes of this clause, the Expert means Ernst and Young Paris or if they are unable to act, an independent accounting firm of similar standing appointed jointly by the Main Sellers and the Management Sellers and the Buyer or, failing agreement within 5 Business Days following notification by Ernst and Young Paris that they are unable to act, appointed at the request of the Main Sellers and the Management Sellers or the Buyer by the International Centre of Expertise in accordance with the provisions for the appointment of experts under the Rules for Expertise of the International Chamber of Commerce (“ICC”).

22.2	Determination by Expert

The Expert:

(a)	must conduct its determination in accordance with the Rules for Expertise of the International Chamber of Commerce (“ICC”);

(b)	will act as an expert and not as an arbitrator;

(c)	may determine the time, place and procedures (which will be as informal as is consistent with the proper conduct of the matter) for the determination by the Expert, having regard to the nature of the Dispute and the provisions of this Agreement;

(d)	may communicate privately with the Buyer and the Main Sellers and the Management Sellers or with their lawyers;

(e)	may or may not allow the appearance of lawyers on behalf of the Buyer or the Main Sellers and the Management Sellers provided they are treated equally;

(f)	may accept written submissions from a party in relation to the Dispute, provided a copy of the submission is also given, as applicable, to all the Buyer or to the Main Sellers and the Management Sellers;

(g)	may co-opt other expert assistance; and

(h)	must deal with any matter as expeditiously as possible and by no later than 20 Business Days after referral to the Expert.

22.3	Obligations of parties

If an Expert is required to resolve a Dispute:

(a)	the Expert’s determination will, except in the case of manifest error, be final and binding on the parties;

(b)	the Buyer and the Main Sellers and the Management Sellers must attend the sessions with the Expert and make a determined and genuine effort to resolve the Dispute as soon as reasonably possible;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	without limiting clause 22.3(a), the Buyer and the Main Sellers and the Management Sellers must use their best endeavours to make available to the Expert all information relevant to the Dispute and which the Expert reasonably requires in order to resolve the Dispute;

(d)	everything that occurs before the Expert must be in confidence and in closed session;

(e)	all discussions must be without prejudice;

(f)	each party must pay its own costs of complying with this clause and the costs of the Expert and any other costs of complying with this clause must be shared half as to the Sellers and half as to the Buyer; and

(g)	the parties must continue performing their obligations under this Agreement while the Dispute is being resolved.

23.	General

23.1	Nature of obligations

(a)	Save as otherwise provided in this Agreement, any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Agreement in favour of another is a separate obligation. Unless specified otherwise, the performance of one obligation is not dependent on the performance of any other obligation.

23.2	Entire understanding

(a)	This Agreement and the Retention Amount and Stakeholder Deed contain the entire understanding between the parties concerning the subject matter of the Agreement and supersedes, terminates and replaces all prior agreements and communications between the parties.

(b)	Each party acknowledges that, except as expressly stated in this Agreement, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of another party in relation to the subject matter of this Agreement.

23.3	Survival of obligations

(a)	Clauses 1 (Definitions and interpretation), 19 (Public announcements), 20 (Confidentiality) and 23 (General) shall survive termination of this Agreement however arising.

(b)	On termination under clause 3.4 or clause 17, no party has any obligation or liability to any other party, except in connection with claims that arose before termination.

23.4	No adverse construction

This Agreement, and any provision of this Agreement, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23.5	Further assurances

A party, at its own expense (unless otherwise provided in this Agreement) and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

23.6	No waiver

(a)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right.

(b)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement.

(c)	A waiver of a breach does not operate as a waiver of any other breach.

23.7	Severability

Any provision of this Agreement which is invalid in any jurisdiction must in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Agreement in any other case,

without invalidating or affecting the remaining provisions of this Agreement or the validity of that provision in any other jurisdiction.

23.8	Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns under clause 23.9.

23.9	No assignment

A party cannot assign or otherwise transfer the benefit of this Agreement without the prior written consent of each other party, such written consent not to be unreasonably withheld.

Notwithstanding the above, any Seller will be free to assign or otherwise transfer the benefit of this Agreement to any Third Party controlling, controlled by or being under the same control as this Seller or, if such Seller is a fund, to any entity being managed by its management company or any Third Party controlling, controlled by or being under the same control as said management company (provided that for the purpose hereof, “control” shall have the meaning ascribed to it by the Law of the place of incorporation of the relevant Seller).

23.10	Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23.11	No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

23.12	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

23.13	Duty or registration fee

(a)	Any duty or registration fee (including related interest or penalties) payable in respect of this Agreement or any instrument created in connection with it must be paid by the Buyer.

(b)	The Buyer undertakes to keep the Sellers indemnified against all liability relating to the duty, fines and penalties.

23.14	Governing law and jurisdiction

(a)	This Agreement is governed by and must be construed in accordance with the Law of New South Wales, Australia.

(b)	Any dispute in respect of all matters arising out of or relating to this Agreement, its performance or subject matter shall be submitted to arbitration in accordance with Arbitration Rules of the International Chamber of Commerce (“ICC”) which the parties agree to be bound by.

(c)	The arbitration tribunal will be composed of a panel of three arbitrators that is: one arbitrator nominated by the claimant(s), one arbitrator nominated by the respondent(s) and the president of the arbitration tribunal nominated by the two arbitrators nominated by said parties. Other than expressly agreed by the parties the president of the tribunal will be of a nationality other than the parties.

(d)	The place of arbitration shall be Geneva, Switzerland.

(e)	The language of the arbitration proceeding will be English. All documents and/or data produced in a language other than English or French shall be translated into English.

(f)	The arbitration tribunal shall determine the amount of the arbitration expenses, which shall include the fees and expenses of the arbitrators and legal counsels, which shall be paid by the non-prevailing party. For the purpose of this determination, the arbitration tribunal will take into account the actions of the parties during the term of the Agreement as well as during the arbitration proceeding.

(g)	The arbitration award shall be binding on the parties involved who agree to carry out any award without delay.

(h)	The parties will maintain in strict confidence the arbitration pleadings and the submissions of the parties (whether oral or in writing).

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	This arbitration clause shall survive and will remain in full force and effect following the termination or the expiry of this Agreement or in the case of invalidity of this Agreement.

23.15	Notices

Any notice or other communication to or by a party under this Agreement:

(a)	may be given by personal service or facsimile;

(b)	must be in writing, legible and in English addressed (depending on the manner in which it is given) as shown below:

(i)	If to the Sellers or to the Main Sellers and the Management Sellers, to both:

Mr John B. Hawken

Address:	##########
Email:	##########

And IPSA (attention: Thomas Balland)

Address:	10, rue de la Paix, 75002 Paris (France)
Attention:	Thomas Balland
Email:	##########
Facsimile:	##########

With copy to: Heenan Paris AARPI
Address:	7, place d’Iéna, 75116 Paris, France
Attention:	Pascale Gallien, Partner
Email:	##########
Facsimile:	##########

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	If to the Management Sellers, to:

Mr John B. Hawken

Address:	##########
Email:	##########

With copy to: IPSA

Address:	10, rue de la Paix, 75002 Paris (France)
Attention:	Thomas Balland
Email:	##########
Facsimile:	##########

With copy to: Heenan Paris AARPI
Address:	7, place d’Iéna, 75116 Paris, France
Attention:	Pascale Gallien, Partner
Email:	##########
Facsimile:	##########

(iii)	If to the Main Sellers, to:

IPSA

Address:	10, rue de la Paix, 75002 Paris (France)
Attention:	Thomas Balland
Email:	thomas.balland@ipsa-pe.com
Facsimile:	##########
With copy to:	##########
With copy to:	##########
Address:	##########
Email:	##########
With copy to:	Heenan Paris AARPI
Address:	7, place d’Iéna, 75116 Paris, France
Attention:	Pascale Gallien, Partner
Email:	##########
Facsimile:	##########

(iv)	If to a particular Seller (after Completion), to the contact details of said Seller specified in Schedule 1.

(v)	If to the Buyer or (after Completion) the Company:

Address:	Level 7, 151 Macquarie Street, Sydney NSW 2000
Attention:	Mr Marc Voigt
Email:	##########, with a copy to ##########
Facsimile:	##########

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c)	must be signed:

(i)	in the case of a corporation registered in Australia, by any authorised representative or by the appropriate office holders of that corporation under section 127 of the Corporations Act; or

(ii)	in the case of a corporation registered outside of Australia, by a person duly authorised by that corporation under the laws governing the place of registration of that corporation; and

(d)	is deemed to be given by the sender and received by the addressee:

(i)	if delivered in person, when delivered to the addressee;

(ii)	if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

23.16	Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

23.17	Conflicting provisions

If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

23.18	No merger

A term or condition of, or act done in connection with, this Agreement or Completion does not operate as a merger of any of the undertakings, warranties and indemnities in this Agreement or the rights or remedies of the parties under this Agreement which continue unchanged.

23.19	No right of set-off

Unless this Agreement expressly provides otherwise, a party has no right of set-off against a payment due to another party.

23.20	Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

23.21	Sellers’ Agents

For the purpose of clauses 1 (for the purpose of the agreement on the terms of the [***] Milestone Stakeholder Deed and the Retention Amount Stakeholder Deed), 2.2, 3, 6.1, 6.3(b), 6.4(b) and 6.4(d), 10.2, 10.3, 11 and 22 of this Agreement, the Main Sellers and Management Sellers will act as agents of all the Sellers pursuant to an irrevocable power of attorney.

For the purpose of clauses 1 and 5.5 of this Agreement, the Management Sellers will act as agents of the Sellers pursuant to an irrevocable power of attorney.

23.22	Amendment to and termination of the 2004 Shareholders Agreement

The Sellers, being the sole parties to the 2004 Shareholders Agreement, hereby agree that said agreement will be terminated upon Completion and will be of no effect after Completion.

The Sellers further agree and acknowledge that as from signing of this Agreement and until and subject to Completion, this Agreement supersedes, terminates and replaces the 2004 Shareholders Agreement for all matters but only for the matters being the subject of this Agreement, including the provisions set forth in articles 5.1, 5.4, 7, 9 (tenth indent), 10.2 and 11 of the 2004 Shareholders Agreement.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1 - Sellers

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2 – Shares and Company’s warrants Details as at the Agreement Date

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3 – Conditions Precedent

Conditions precedent to Completion (clause 3.1)

Condition		Party entitled to benefit
1.1	All Financial Debt have been (or will on Completion be) repaid.	The Buyer

1.2	All employees of the Company have confirmed in writing that they do not intend to offer the purchase of the Shares and accordingly have waived any right assigned to them in this respect under Article L.23-10-1 of the French Commercial Code (article 20 of the law n°2014-856 dated 31 July 2014 – loi relative à l’économie solidaire et sociale).	The Buyer and the Sellers

1.3	There is no Material Adverse Effect on the Company or the Business between the Agreement Date and Completion.	The Buyer and the Sellers

The shareholders of the Buyer approving the resolutions relating to the following agenda at a duly convened meeting of shareholders:

“That, pursuant to and in accordance with Listing Rule 7.1 and for all other purposes, the [Buyer] approves the issue of a maximum of 681,250,000 Shares to Board approved sophisticated and professional investors, at an issue price equal to or greater than 90% of the average five daily volume weighted average prices (VWAP’s) of the [Buyer]’s ordinary shares quoted on ASX immediately prior to the date of issuance of the ordinary shares, as further described in the Explanatory Notes”.

The Buyer and the Sellers

1.4	The Buyer has entered into a share purchase and convertible security agreement of up to USD$37,4 million over a 24-month period with Bergen Global Opportunity Fund, LP on or about the Agreement Date, and has received funds in an amount sufficient to fully pay on Completion the Purchase Price (other than the Consideration Buyer Shares, the Consideration Buyer Warrants and the [***] Milestones Buyer Warrants) in accordance with, and pursuant to, said agreement	The Buyer and the Sellers

1.5	All existing warrants other than Shares in the Company have been, as may apply, waived, canceled or terminated, at no cost to the Company, to be effective on and from Completion.	The Buyer

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4 – The Sellers’ Warranties

PART A - General Sellers Warranties

Each of the Sellers, acting jointly but not severally, hereby represents as follows except as set out in the Disclosure Material and the Additional Disclosure Material:

1.	Sellers’ authority to sell

(a)	He/it is the registered holder of the Shares he/it sells.

(b)	He/it has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

(c)	He/it has taken all necessary action to authorise its entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement.

(d)	The obligations of such Seller under this Agreement are valid and binding and enforceable against him/it in accordance with their terms.

2.	Shares the Company owned by each of the Sellers

(a)	The Shares he/it sells are not subject to any Encumbrance in favour of any Third Party.

(b)	On the Completion date, there will be no restriction on the sale or transfer of the Shares he/it sells to the Buyer (whether contained in the constitution of the Company or otherwise).

(c)	On the Completion date, he/it will not own any security convertible into shares of the Company.

(d)	On the Completion date, he/it will not own any options or benefit from any other entitlements of any kind over any shares of the Company or to have shares in the Company issued.

3.	Information

(a)	The information set out in this Agreement with respect to such Seller and the Shares he/it owns is true, accurate and not misleading or deceptive (whether by omission or otherwise) in any material respect.

(b)	When a Main Seller, he/it has not knowingly withheld from providing to the Buyer before the Agreement Date any information that is material to the Business or the Shares.

4.	Solvency

He/It does not suffer from an Insolvency Event.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.	Finder’s fees

He/it has not taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of the Shares under this Agreement.

PART B - Management Sellers Warranties

Each of the Management Sellers, acting jointly but not severally, hereby represents as follows except as set out in the Disclosure Material and the Additional Disclosure Material:

1.	Management Sellers’ authority to sell

(a)	He is the registered holder of the Shares he sells.

(b)	He has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement.

(c)	The obligations of such Seller under this Agreement are valid and binding and enforceable against him in accordance with their terms.

2.	Shares the Company owned by each of the Management Sellers

(a)	The Shares he sells are not subject to any Encumbrance in favour of any Third Party.

(b)	On the Completion date, there will be no restriction on the sale or transfer of the Shares he sells to the Buyer (whether contained in the constitution (statuts) of the Company or otherwise).

(c)	On the Completion date, he will not own any security convertible into shares of the Company.

(d)	On the Completion date, he will not own any options or benefit from any other entitlements of any kind over any shares of the Company or to have shares in the Company issued.

3.	Solvency

He does not suffer from an Insolvency Event.

4.	Finder’s fees

He has not taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of the Shares under this Agreement.

5.	Company’ authority to enter into this Agreement

(a)	The Company has the power to enter into and perform its obligations under this Agreement.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	The Company has taken all necessary action to authorise its entry into and performance of this Agreement.

(c)	The obligations of the Company under this Agreement are valid and binding and enforceable against it in accordance with their terms.

6.	The Company

(a)	The Company has full corporate power to own its properties, assets and Business and to carry on its Business as now conducted.

(b)	The Company does not hold or beneficially own shares or other securities in the capital of another corporation.

(c)	The Company has not bought or agreed to buy any securities in another corporation.

(d)	The Company is not, and has not agreed to become, a member of any partnership, unincorporated association, joint venture or consortium.

7.	Share capital of the Company

(a)	The Shares:

(i)	as set out in Schedule 2 comprise all of the share capital of the Company;

(ii)	are held, owned and are paid as set out in Schedule 1; and

(iii)	were all properly issued.

(b)	The Sellers are the registered holders of the Shares and such shares are all of the issued shares in the capital of the Company.

(c)	There is no restriction on the sale or transfer of the Shares to the Buyer in the constitution (statuts) of the Company.

(d)	As of the date of Completion, there will be no securities convertible into shares of the Company.

(e)	As of the date of Completion, there will be no options or other entitlements of any kind to have shares in the Company issued.

8.	Information

(a)	The information set out in this Agreement is true, accurate and not misleading or deceptive (whether by omission or otherwise) in any material respect.

(b)	A true and correct copy of the constitution of the Company (statuts) has been provided to the Buyer before the Agreement Date.

(c)	All information which the Management Sellers, the Company or any of their respective employees have given before the Agreement Date to the Buyer or its advisers relating to the Business, the activities, affairs, assets and Liabilities of the Company and the subject matter of this Agreement was prepared with reasonable care and is, and was when given, complete and accurate in all material respects.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	All material information that is:

(i)	known to the Management Sellers relating to the Shares, the Company or the Business; and

(ii)	material to a buyer of the Shares,

has been fully and fairly disclosed in writing to the Buyer before the Agreement Date.

(e)	The Management Sellers have not withheld from providing to the Buyer before the Agreement Date any information that is material to or would reasonably be required for the purpose of making an informed assessment of the assets and liabilities, financial position of the Company or would otherwise have a Material Adverse Effect on the value of the Business or the Shares.

9.	Financial statements

(a)	The Accounts disclose a true and fair view of the affairs, financial position and assets and Liabilities of the Company as at the Accounts Date and of the income, expenses and results of operations of the Company for the financial year ended on the Accounts Date.

(b)	The Accounts were prepared:

(i)	in accordance with the Accounting Standards; and

(ii)	on a basis consistent with the audited financial statements of the Company for the financial year preceding the financial year ended on the Accounts Date.

(c)	The Accounts contain proper and adequate provision for Liabilities of the Company as at the Accounts Date in accordance with the Accounting Standards.

(d)	All financial arrangements of or relating to the Company and the Business as at the Accounts Date are fully and accurately reflected in the Accounts.

(e)	The income and profits of the Company disclosed in the Accounts have not resulted from:

(i)	transactions entered into other than on normal commercial terms;

(ii)	other factors rendering the profits for the relevant period abnormally high.

(f)	Each loan or Liability comprised in the Financial Debt was incurred and entered into on arm’s length terms and in the ordinary course of the Business, and the nature and approximate amount of such loan or Liability was fully and fairly disclosed in writing to the Buyer before the Agreement Date.

10.	No changes since Accounts Date

Since the Accounts Date:

(a)	there has been no material adverse change in the assets, Liabilities, turnover, earnings, financial condition, trading position or affairs of the Company;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	no dividend or distribution of capital or income has been declared, made or paid in respect of any capital of the Company, whether of cash, specific assets or otherwise;

(c)	the Company has carried on the Business in the ordinary course, in a manner comparable to that in which it was conducted for the 12 month period before the Agreement Date and with all reasonable care and in accordance with normal and prudent practice (having regard to the nature of the Business and past practice);

(d)	the Company has not entered into any material contracts or arrangements, or terminated or altered any term of any Material Contracts, other than in the ordinary course of the Business as conducted for the 12 month period before the Agreement Date or in accordance with this Agreement;

(e)	the Company has not incurred or undertaken any material Liabilities or obligations , including Taxation, except in the ordinary course of the Business;

(f)	the Company has not acquired or disposed of or dealt with any assets nor has it entered into any agreement or option to acquire or dispose of any assets other than in the ordinary course of the Business;

(g)	except in the ordinary course of the Business, the Company has not borrowed money, increased the amount of existing borrowings or drawn on any credit lines other than under existing credit facilities;

(h)	except by operation of Law or in the ordinary course of the Business, the Company has not granted any Encumbrance over any of its inventory or assets;

(i)	the Company has not paid or agreed to pay any retiring allowance, superannuation or benefit to any of its officers or employees except where the Law or the applicable collective bargaining agreements require it;

(j)	the Company has not entered into or altered any contract of service with any officers, employees or agents, or increased or agreed to increase the rate of remuneration or compensation payable to any of its officers, employees or agents, except in the ordinary course of the Business or as dictated by the mandatory requirements of Laws or the applicable collective bargaining agreements;

(k)	the rights attaching to any shares in the Company have not altered and no alteration has been made to the capital structure of the Company;

(l)	the Company has not implemented any new accounting or valuation method for its Business, assets, property or rights;

(m)	no major supplier of the Company has:

(i)	reduced the level of its supplies to the Company;

(ii)	indicated an intention to cease or reduce the volume of its trading with the Company after Completion; or

(iii)	materially altered the terms on which it trades with the Company.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(n)	no major customer of the Company has:

(i)	reduced the level of its custom from the Company;

(ii)	indicated an intention to cease or reduce the volume of its trading with the Company after Completion; or

(iii)	materially altered the terms on which it trades with the Company;

(o)	the Company has not provided any guarantee or other security to any Third Party;

(p)	the Company has not issued, agreed to issue or granted any option to issue any equity or loan securities or any security convertible into any such securities;

(q)	the Company has not issued any shares, or options to take up unissued shares, in the capital of the Company; and

(r)	no resolutions have been passed by the members or directors of the Company except in the ordinary course of the Business and those necessary to give effect to this Agreement.

11.	Solvency

The Company does not suffer from an Insolvency Event.

12.	Liabilities and commitments

(a)	The Company has not granted or created any Encumbrance over the Shares or any of its assets other than in the ordinary course of business.

(b)	The Company does not owe any money or have any outstanding liability to the Sellers except the salary of the Key Employee pursuant to his employment agreement with the Company and the fees owed to John B. Hawken in accordance with the consultancy agreement entered into between the Consultant and the Company.

(c)	No Seller nor any Related Entity of any Seller owes, or will owe at Completion, any money, or has any outstanding liability, to the Company.

(d)	No offer, tender or quotation given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a Third Party, other than in the ordinary course of the Business.

(e)	The Company is not party to any Material Contract under the terms of which any other party, by reason of any change in the beneficial ownership of the Shares or in the management or control of the Company, becomes entitled to:

(i)	terminate any Material Contract earlier than would otherwise be the case if the change did not occur; or

(ii)	require the adoption of terms less favourable to the Company than those subsisting in the absence of the change.

(f)	The transfer of the Shares in accordance with this Agreement does not and will not constitute a breach of any material obligation (including any statutory, contractual or fiduciary obligation), or default under any Material Contract, by which the Company is bound.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g)	There are no outstanding commitments of the Company for capital expenditure other than replacements and normal purchases of fixed assets in the ordinary course of business.

(h)	The Company is not party to Material Contract in terms of which it is, or will be, bound to share its profits or pay any royalties.

13.	Records

The Records of the Company:

(a)	are in the possession or under the control of the Company;

(b)	have been in all material respects properly and accurately kept and maintained and are up to date in all material respects; and

(c)	as far as necessary, have been prepared in accordance with the requirements of the Accounting Standards.

14.	Taxation

(a)	The Company has timely filed all Tax returns required to be filed by or with respect to the Company and all such Tax returns:

(i)	were prepared in compliance with French law; and

(ii)	are true, correct, and complete in all material respects.

The Company is not currently the beneficiary of any extension of time to file any Tax return that has not been filed.

(b)	The Company has timely paid all Taxes due and payable by the Company (whether or not such Taxes were reflected on any Tax return). The due but not payable and unpaid Taxes of the Company did not, as of the Accounts Date, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax liabilities established to reflect timing differences between book and Tax income) set forth on the face of the Accounts (rather than in any notes thereto).

Since the Accounts Date, the Company has not incurred any Liability for Taxes except in the ordinary course of business;

(c)	The Company has:

(i)	withheld all Taxes required to be withheld in respect of all payments to employees, officers, directors, and any other persons; and

(ii)	timely remitted all such Taxes withheld to the appropriate Government Agency in accordance with French law;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	The Company has:

(i)	collected all sales, use, value added, goods and services, and similar Taxes required to be collected; and

(ii)	timely remitted all such Taxes collected to the appropriate Government Agency in accordance with French law;

(e)	The Company has provided to the Buyer true, correct and complete copies, with respect to the last 3 fiscal years, of all:

(i)	Tax returns filed by the Company; and

(ii)	correspondence with any Government Agency related to Taxes (including revenue agents reports, examination reports, notices of deficiency, proposed adjustments, notices of assessment, notices of liens, rulings, and closing agreements), in each case with respect to Taxes and Tax returns for which the statute of limitations has not expired;

(f)	The Disclosure Material contains:

(i)	all Tax returns filed by the Company that have been audited or examined by a Government Agency;

(ii)	the Tax periods for which such returns have been audited or examined by a Government Agency; and

(iii)	reference to the Government Agency that conducted such audit or examination.

(g)	There are no Tax contests notified to the Company and being pending. The Company has not received from any Government Agency any:

(i)	notice indicating an intent to commence any Tax contest; or

(ii)	notice of deficiency, proposed adjustment, notice of assessment, or notice of lien with respect to Taxes (whether claimed, proposed, asserted, or assessed).

(h)	No Government Agency in a jurisdiction where the Company does not file Tax returns has notified the Company that the Company is subject to Tax in that jurisdiction.

(i)	There are no security interests over the assets of the Company in respect of unpaid Taxes. There are no claimed, proposed or asserted Tax deficiencies or assessments of Tax with respect to the Company that have been notified to the Company by a Government Agency and that have not been fully paid.

(j)	The Company has not entered into or requested any agreement to extend or waive the statutory period of limitations for the assessment or collection of Taxes. The Company has not received or requested any private rulings from any Government Agency. No power of attorney is currently in effect with respect to any Taxes or Tax returns of the Company.

(k)	The Company has never been a member of any Tax group. The Company has no liability for Taxes of any other person as a result of being or ceasing to be a member of any Tax group.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(l)	The Company is not party to or bound by any contract, agreement or other arrangement regarding the sharing or allocation of either liability for Taxes or payment of Taxes.

(m)	To the knowledge of the Management Sellers, the Company has never been engaged in a trade or business through a “permanent establishment” within the meaning of an applicable income Tax treaty in any country other than France.

(n)	The Company will not be required to include any item of income in, or exclude any item of deduction from, income for any Tax period (or portion thereof) ending after the Completion Date as a result of any:

(i)	change in method of accounting for a Tax period ending on or prior to the Completion Date; or

(ii)	prepaid amount received on or prior to the Completion Date;

(o)	Since its formation, the Company has not engaged in any corporate reorganisation transactions.

15.	Plant and Equipment

(a)	The Company legally and beneficially owns all the Plant and Equipment free from any Encumbrance.

(b)	Each item of Plant and Equipment:

(i)	is in good working order for its age and capable of doing the work for which it is designed;

(ii)	is in the Company’s possession or control; and

(iii)	is accurately recorded in the Accounts.

(c)	The Company has not agreed to sell any material items of Plant and Equipment.

(d)	All products (collectively, “Products”) manufactured, produced, assembled, distributed or sold, or in the process of being manufactured, produced or assembled, and all services rendered by the Company, are in conformity in all material respects with all applicable Laws, contractual commitments, standards and norms, including safety.

(e)	No legal proceeding is pending before any court, nor any formal notice of claim by a Government Agency has been notified to the Company, involving any alleged defect in design, manufacture, materials or workmanship of any Product.

16.	Licences and Authorisations

(a)	The Company holds all material licences and authorisations issued by Government Agencies (“Licences”) necessary for carrying on the Business as currently conducted and own the material Business assets.

(b)	The Licences are valid and have been disclosed to the Buyer in the Disclosure Material.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	The Company has not received notification that it is in breach of any material term of a Licence or that a License will not be continued or renewed.

17.	Premises

(a)	The Company does not own any real property.

(b)	As at the date of the Agreement, the Company has occupancy rights in respect of its laboratories located at the Paris with the University Paris-Sud – UFR de Pharmacie – Tour E2- first floor, at Châtenay-Malabry.

18.	Insurance

(a)	Each contract under which the Company is an insured party (Insurance Contract) is in force and there is no fact or circumstance known to the Management Sellers that would, on or after Completion:

(i)	lead to the Insurance Contract being terminated or ceasing to have effect; or

(ii)	permit the relevant insurer to refuse or reduce a claim, increase the premium or alter any material provision under the Insurance Contract.

(b)	Under the Insurance Contracts:

(i)	all of the material property and assets of the Company of an insurable nature are insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against for businesses similar to the Business in the Business’ industry; and

(ii)	the Company is adequately insured for such amounts as would be maintained in accordance with the standard business practice in the Business’ industry.

(c)	There are no outstanding claims or insurance premiums payable under the Insurance Contracts.

19.	Intellectual Property Rights

For the purposes of this warranty 19, unless otherwise specified, “Intellectual Property Licences” means Intellectual Property In-Licences and Intellectual Property Out-Licences.

(a)	With the exception of Intellectual Property Rights covering software, material and biological material commercially available Schedule 7 contains a complete and accurate list of all:

(i)	Owned Intellectual Property Rights;

(ii)	Intellectual Property In-Licences held by the Company;

(iii)	Intellectual Property Out -Licences granted by the Company

(b)	The Company is the legal and beneficial owner of the Owned Intellectual Property Rights and has the unfettered right, subject to the Intellectual Property Licenses, to exploit, grant licences and otherwise deal with the Owned Intellectual Property Rights.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	The Company does not use or require in the Business any business names, trade marks, service marks, trade names, copyright, patents, patent applications, confidential information or other Intellectual Property Rights other than the Owned Intellectual Property Rights, the Intellectual Property In-Licences.

(d)	Except has provided for by the Intellectual Property Licences, the Company has not granted to any person any rights in respect of the Owned Intellectual Property Rights, other than the Intellectual Property Out-Licences by way of licence or in any other way, that may have a significant negative effect on its Business.

(e)	The Company has not knowingly infringed the Intellectual Property Rights of any other person and to the knowledge of the Management Sellers no person has infringed or is presently infringing the Owned Intellectual Property Rights.

(f)	No Management Seller is aware of any claim:

(i)	that the Company has infringed the Intellectual Property Rights of any person; or

(ii)	that the validity of the Owned Intellectual Property Rights or the Intellectual Property Licences are challenged.

(g)	The Owned Intellectual Property Rights consisting in patent are in full force and effect and have not been declared invalid or unenforceable and all filings, payments and other actions required to be made or taken to maintain such Owned Intellectual Property Rights in full force and effect have been made by the applicable deadline.

(h)	The Owned Intellectual Property Rights consisting in patent applications are pending with the applicable Governmental Authority and no such applications have been abandoned, allowed to lapse, or rejected and all filings, payments and other actions required to be made or taken to maintain such Owned Intellectual Property Rights in full force and effect have been made by the applicable deadline.

(i)	Any know-how except any biological material protected by Patent or Patent applications, any unpublished patent applications comprising the Owned Intellectual Property Rights, the Intellectual Property Licences and before filling patent applications, the Owned Intellectual Property Rights have not been disclosed to any person other than:

(i)	to employees, consultants and contractors whose duties require them to have access to the Owned Intellectual Property Rights;

(ii)	the licensees who are party tothe Intellectual Property Out-Licences to which a right to use that know how has been granted.

(j)	Other than in respect of the Intellectual Property In-Licences, to the knowledge of the Management Sellers there are no royalties, licence fees or other similar fees payable by the Company in connection with the use of any Intellectual Property Rights.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(k)	Each of the Intellectual Property In-Licences under which the Company uses any Intellectual Property Rights is valid, binding and enforceable. The Company and each licensor has complied at all times with the terms, conditions and other provisions of each Intellectual Property In-Licence, as well as all agreements referred to in those Intellectual Property Licences, and to the knowledge of the Management Sellers no circumstances exist which might cause any of them to be terminated.

(l)	Where an Intellectual Property In-Licence requires a remittance of funds by the Company, those funds have been paid in accordance with the terms of the Intellectual Property Licence.

(m)	The Company has validly registered all its business names (if any) in the jurisdictions of its country of incorporation.

(n)	No Management Seller will oppose or assist any other party to oppose any application for registration or renewal of any trade mark referred to in Schedule 7.

(o)	All filings, payments and other actions required to be made or taken to maintain the Owned Intellectual Property Rights in full force and effect have been made by the applicable deadline.All Owned Intellectual Property Rights, Intellectual Property In-Licences and Intellectual Property Out-Licences have, where required by applicable law or the Company’s contractual obligation, been registered with the relevant Government Agency.

(p)	The Company has fulfilled all of its rights and obligations under the Ares Agreement referred to in 2(b)(i) of Schedule 7.

(q)	All employees, consultants and contractors have assigned any right title or interest to intellectual property rights to the extent necessary for the Company to conduct its Business.

20.	Contracts and commercial matters

(a)	The Company has not entered into or is not bound by any material contract, arrangement or understanding with a Third Party that has not been fully and fairly disclosed in writing to the Buyer as part of the Due Diligence Investigation.

(b)	None of the Management Sellers has knowledge that an employee or director of the Company has entered into or agreed to be bound by a contract, arrangement or understanding with a Third Party purportedly on behalf of the Company, in circumstances where the employee or director has acted wrongfully, against the intention or instructions of the Company or otherwise outside the scope of his or her authority.

(c)	The Company has duly performed and observed all its material obligations, and the other parties have duly performed and observed all their material obligations, under the “Material Contracts.

(d)	To the Management Sellers’ knowledge every Material Contract is valid and binding according to its terms and no party to that Material Contract is in material default under its terms.

(e)	All Material Contracts was entered into at arm’s length.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

21.	Compliance with applicable Laws and regulations

The Company has complied in all material respects with all Laws applicable to the conduct of the Business, the use of the main assets of the Company and no material contravention or allegation of any material contravention of any applicable Law is known to the Management Sellers.

22.	Litigation

There is no pending litigation against the Company and, to the Management Sellers’ knowledge; the Company has not been notified of any threat of litigation which could result in a Material Adverse Effect.

23.	Industrial disputes

(a)	Save for the collective bargaining agreement known as Convention collective nationale de l’industrie pharmaceutique, the Company is not a party to any agreement, arrangement or understanding with any trade union, employee association or other similar organisation and is not a member of any employer federation or association.

(b)	There is no strike, labour dispute or campaign, slowdown or representation, election or contest current, pending or, to the Management Sellers’ knowledge, threatened against the Company.

(c)	There are no facts or circumstances known to the Management Sellers that may result in a material industrial dispute between the Company and any of its employees and no material pay claims have been made against it.

24.	Personnel

(a)	Save for the collective bargaining agreement known as Convention collective nationale de l’industrie pharmaceutique, the Company is not a party to or bound by any labor agreement or collective bargaining agreement, nor, to the Sellers’ knowledge, are there any pending or threatened strikes, walkouts, other work stoppages.

All the employment and consulting contracts to which the Company is a party or by which it is bound have been disclosed to the Buyer.

(b)	The Disclosure Material contains a complete and accurate list of all pension or retirement benefit plans, healthcare (“mutuelle”) and welfare plans (“prévoyance”), bonus plans, additional insurance, profit or growth sharing plans, stock purchase or stock option plans, company saving plans or employee funds or other employee benefits applicable to the Key Employees. All amounts which are required to be paid, contributed or accrued by the Company in respect to national social security or any benefit plan for any period prior to both the date hereof and the Completion Date will have been fully and timely paid or are fully accrued as a liability in the Accounts or will be in the Completion Accounts. All employee benefit plans of an optional nature such as healthcare (“mutuelle”) and welfare plans (“prévoyance”) have been maintained in compliance with their terms, since the date of their commencement, and are in compliance in form and in operation, in all material respects, with applicable Laws.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	Except as otherwise disclosed to the Buyer:

(i)	there is no employee who is entitled to any compensation, payment, severance, allocation or change in benefits from the Company as a result of the consummation of the transactions contemplated by this Agreement;

(ii)	there is no person that can claim any right to be employed by the Company other than the employees whose employment agreements have been disclosed to the Buyer in the Disclosure Material;

(iii)	there are no financial debts, outstanding loans or open account advances payable to the Company by any current or former employee, or by the Company to any current or former employee and consultant, and there are no guarantees of the Company with respect to any indebtedness of any of the foregoing persons.

(d)	The Company is not liable for any payment to any of its former employees or consultants in respect of salaries, indemnity of any nature whatsoever or any other sum which may be due in respect to the termination of any employment contract or consultancy contract with such former employees or consultants.

(e)	The Company complies and has complied in all material respects with all applicable labor and employee laws, , , regulations and collective bargaining agreements, and with all applicable orders from any Government Agency, relating to employment, employment practices, terms and conditions of employment, hiring, working time regulations and payment of overtime, workforce classification (including classification of employees, leased employees, and contract workers), labor, social security, data privacy, employee health and safety, and settlement agreements. The Company is not subject to any specific material proceedings by any applicable Government Agency with respect to any material failures to comply with applicable employment, labor, health and safety, and/ or immigration law, rules and regulations, or orders. The French DADS forms for the calendar years 2009, 2010, 2011, 2012, and 2013 were prepared and filed in accordance with all legal requirements.

(f)	The Company has neither employee’s representatives (“institution représentative du personnel”) nor works council (“comité d’entreprise”).

(g)	There are lawsuits or other proceedings pending by or on behalf of any present or former employee, consultant or group of employees of the Company or by or on behalf of any labor authority, union, works council, employee delegate, alleging any material breach of any employment contract, any laws or contractual arrangements governing employment or the termination thereof, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

25.	Effect of sale of Shares

The entry into and performance of this Agreement does not and will not:

(a)	result in any supplier or customer of the Company ceasing or being entitled to substantially reduce its level of business with the Company;

(b)	result in the material breach of any of the terms, conditions or provisions of any Material Contract;

(c)	relieve any person from any material obligation to the Company;

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	result in the creation, imposition, crystallisation or enforcement of any Encumbrance on the Company or any of its assets; or

(e)	result in any material indebtedness of the Company becoming due and payable.

26.	Delegations

(a)	No power of attorney given by the Company will be in force after Completion, except the powers of attorney related to the management of the patents.

(b)	The Company has not taken any action under which any person is or may be entitled to a finder’s fee, brokerage or commission in connection with the acquisition of the Shares under this Agreement, except the signing of the contract with Evolution & Co.

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 5 – The Disclosure Material

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 6 –Worked example of calculation of Completion Working Capital

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 7 – Intellectual Property

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 8 – Warrant Exercise Notice

To:	Prima BioMed Ltd
Level 7, 151 Macquarie Street
Sydney NSW 2000

Date:

Notice is given by                                                      (Warrant Holder) to Prima BioMed Ltd ACN 009 237 889 (Prima) that the Warrant Holder irrevocably exercises                         [number] [Consideration Buyer Warrant] [[***] Milestone Buyer Warrant] in accordance with clause 4.3 of the Share Sale Agreement dated 2 October 2014 between Prima, the Warrant Holder, Immutep S.A. and others (Share Sale Agreement).

The Warrant Holder covenants and represents to Prima that this Warrant Exercise Notice is irrevocable and unconditional and may not be withdrawn in any circumstances.

The proposed date for completion of the transfer of the [Consideration Buyer Warrants] [[***] Milestone Buyer Warrants] in exchange for the Buyer Shares is                                              [date to be inserted]

Capitalised terms used in this Warrant Exercise Notice have the same meaning given to them under the Share Sale Agreement.

Executed by :

Signature of director	Signature of director or company secretary*
*delete whichever does not apply

Name (please print)	Name (please print)

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 9 – Draft Form of Resignation Letter

To: The Directors

Immutep S.A. (registered before the Register of Commerce and Companies of Evry under number 439 518 663) of Parc Club Orsay, 2 Rue Jean Rostard, 91893 Orsay (Company)

I, [insert name] of [insert address] resign as an officer of the Company with effect from the Completion Date, as that term is defined in the Share Sale Agreement between Prima BioMed Ltd ACN 009 237 889, the Company and others, dated on or around the date of this letter.

I acknowledge that no amounts are owing to me by the Company and that I have no claim against the Company in relation to my resignation or for breach of contract, loss of office, redundancy, unfair dismissal, employee compensation, payment or repayment of loans except payments properly payable to me as [an employee for accrued and unpaid salary, allowances, benefits, superannuation, holiday pay and long service leave] or as applicable [a consultant for consultancy services], up to and including the Completion Date

Signed by

[insert name]

Date: / /

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION PAGE

Buyer:

Executed by Prima BioMed Ltd ACN 009 237

889 in accordance with section 127(1) of the

Corporations Act 2001 (Cth):

/s/ #########	/s/ #########
Signature of director	Signature of director or company secretary* *delete whichever does not apply

#########	#########
Name (please print)	Name (please print)

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION PAGE

Sellers:

##########	##########

##########	##########

##########	##########

##########	##########

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION PAGE

Company:

/s/ Immutep S.A.
Immutep S.A. Represented by Mr. John B. Hawkin

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annexure 1 - Plant and Equipment

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annexure 2 – The Accounts

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Annexure 3 – Retention Amount and Stakeholder Deed

Retention Amount and Stakeholder Deed

The individuals and the entities set out in Schedule 1

and

Prima BioMed Ltd

ACN 009 237 889

and

Stakeholder Name

[***]/[---] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	2
2.	Appointment of Stakeholder	4
3.	Retention Account	4
3.1	Establishment of Retention Account	4
3.2	Payments from Retention Account	5
4.	Release of moneys in Retention Account prior to the Retention Amount Expiry Date	5
5.	Release of moneys at the Retention Amount Expiry Date	6
6.	Payment after the Retention Amount Expiry Date	6
7	Obligations of the parties	7
8.	Indemnity	8
9.	Representations of the Buyer and Sellers	8
10.	Sellers’ Authorised Signatories	9
11.	General	9
11.1	Stakeholder’s reliance	9
11.2	Nature of obligations	9
11.3	Entire understanding	9
11.4	No adverse construction	9
11.5	Further assurances	9
11.6	No waiver	9
11.7	Severability	10
11.8	Successors and assigns	10
11.9	No assignment	10
11.10	Consents and approvals	10
11.11	No variation	10
11.12	Costs	10
11.13	Governing law and jurisdiction	10
11.14	Notices	11
11.15	Counterparts	11
11.16	Execution and delivery	11
11.17	No merger	11
11.18	Operation of indemnities	11
Schedule 1 – Sellers		11
Schedule 2 – Authorised Signatories		12
Schedule 3 – Form of Notification of Deposit of the Retention Amount		12
Schecule 4 – List of Permitted Investments of the Retention Amount		13
Schedule 5 – Joint Instruction to Release Moneys in Retention Accounts		13
Schedule 6 – Sellers Bank Accounts		13
Schedule 7 – Sellers’ Respective Proportion		13

Retention Amount and Stakeholder Deed

Date                                          2014

Parties

1.	Each of the individuals and the entities set out in Schedule 1 (individually known as a Seller and collectively known as the Sellers)

2.	Prima BioMed Ltd ACN 009 237 889 of Level 7, 151 Macquarie Street, Sydney NSW 2000 (Buyer)

3.	[Insert name and address] (Stakeholder)

Background

A.	The Sellers and the Buyer have entered into or will enter into the Share Sale Agreement for the sale of all the issued shares in the Company.

B.	The Sellers and the Buyer have agreed that the Retention Amount will be paid by the Buyer to the Stakeholder and held in escrow.

C.	This Deed specifies the terms and conditions on which the Stakeholder has agreed to hold the Retention Amount in escrow and the basis on which the money will be released from escrow.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

In this Deed, capitalised terms and expressions not otherwise defined below shall have the meaning ascribed to them in the Share Sale Agreement:

Deed means this deed including the background and any schedules;

Authorised Signatory in relation to the Sellers or the Buyer means:

a.	each person whose name and specimen signature appears under the name of the relevant party in Schedule 2; and

b.	any person whose appointment and name are notified in writing to the Stakeholder as an “Authorised Signatory” for the purposes of this Deed and whose signature is provided by the relevant party to the Stakeholder.

It being specified that the Sellers will only be bound by all the their Authorised Signatories acting jointly;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia;

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Claimed Amounts means the Buyer’s reasonable estimate, acting in good faith, of the amount of any Unresolved Warranty Claims at the Retention Amount Expiry Date;

Company means Immutep S.A. (registered before the Register of Commerce and Companies of Evry under number 439 518 663) whose registered office is at Parc Club Orsay, 2, Rue Jean Rostand, 91893 Orsay;

Loss has the meaning given to that term in clause C(a)(a.);

Management Sellers Warranty Claim means a Management Sellers Warranty Claim as defined in clause 1.1 of the Share Sale Agreement and made by the Buyer against the Management Sellers or any of them in accordance with clause 14 of the Share Sale Agreement;

Resolved Amount means the amount to be paid to the Buyer in respect of a Resolved Warranty Claim;

Resolved Warranty Claim means a Management Sellers Warranty Claim :

(g)	which has been resolved prior to the Retention Amount Expiry Date by:

(i)	either the Sellers and the Buyer agreeing an amount to be deducted from the Retention Amount; or

(i)	a final award being rendered in accordance with clause [23.14] of the Share Sale Agreement in respect of the Warranty Claim; or

c.	in respect of which the Buyer has not provided the Stakeholder with proper evidence that a request for arbitration pursuant to clause 23.14 of the Share Sale Agreement has been filed within 6 months as from its written notice to the Management Sellers (or any of them) and in any case before [date of this deed plus 18 months];

Retention Account means the account to be established by the Stakeholder in accordance with clause C(a)(a.);

Retention Amount means an amount equal to $1,800,000, as may be adjusted following releases of moneys in accordance with this Deed;

Retention Amount Expiry Date means 1 year from the date of this Deed;

Share Sale Agreement means the agreement of that name relating to the sale of all the issued shares in the Company, entered into on or about the date of this Deed between the Sellers and the Buyer; and

Unresolved Warranty Claims means any Management Sellers Warranty Claim made before the Retention Amount Expiry Date which is not a Resolved Warranty Claim.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a.)	the singular includes the plural and vice versa;

(b.)	a gender includes the other genders;

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(c.)	the headings are used for convenience only and do not affect the interpretation of this Deed;

(d.)	other grammatical forms of defined words or expressions have corresponding meanings;

(e.)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f.)	a reference to a party is to a party to this Deed and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(g.)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(h.)	the word “person” includes a natural person, partnership, body corporate, association, government or local authority, agency and any body or entity whether incorporated or not;

(i.)	the word “month” means calendar month and the word “year” means 12 months;

(j.)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(k.)	a reference to a thing includes a part of that thing;

(l.)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(m.)	wherever “include”, “for example” or any form of those words or similar expression is used, it must be construed as if it were followed by “(without being limited to)”;

(n.)	money amounts are stated in United States dollars;

(o.)	a reference to time is to Sydney, Australia time;

(p.)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body that performs most closely the functions of the defunct body;

(q.)	any agreements, representation, warranty or indemnity in favour of two or more parties (whether those parties are included in the same defined term or not) is for the benefit of them jointly and separately; and

(r.)	any agreements, representation, warranty or indemnity by the Buyer and the Sellers binds them jointly and separately.

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2.	Appointment of Stakeholder

(a.)	The Sellers and the Buyer appoint the Stakeholder as stakeholder of the Retention Amount pursuant to the terms of this Deed.

(b.)	The Stakeholder agrees to act as stakeholder of the Retention Amount in accordance with the terms of this Deed.

(c.)	Each of the Sellers and the Buyer acknowledges and agrees that if the Stakeholder is injuncted or otherwise becomes subject to a final arbitration award or a court order or other legal process which prevents the Stakeholder from paying the whole or any part of the Retention Amount to the Sellers or the Buyer or otherwise proceeding in accordance with this Deed, the Stakeholder will comply with the injunction, order or legal process and such compliance will not be taken to be a breach by the Stakeholder of any of its duties or obligations under this Deed.

3.	Retention Account

3.1	Establishment of Retention Account

(a.)	[Sellers’ comments: The investment policy to be complied with by the stakeholder is not set out in this agreement while it should be]The Stakeholder must establish and maintain on behalf of the Sellers and the Buyer, an at call, interest-bearing controlled moneys account (Retention Account).

(b.)	On the Completion Date, as part of the payment by Buyer of the Purchase Price, the Buyer shall transfer, by bank wire transfer of immediately available funds, and shall irrevocably release the Retention Amount into the Retention Account.

(c.)	On the date on which all (but not part only) of the Retention Amount has been deposited into the Retention Account, the Stakeholder shall deliver to each of the Sellers Authorised Signatories and the Buyer Authorised Signatory a notice thereof substantially in the form attached hereto as Schedule 3.

(d.)	Details of the Retention Account are as follows:

Bank:	[insert]
Branch:	[insert]
Account Name:	[insert]
BSB No:	[insert]

(e.)	The Stakeholder must hold the moneys in the Retention Account as stakeholder and on trust for the Buyer and the Sellers, and will not have any interest in those moneys.

(f.)	The Stakeholder must segregate moneys credited to the Retention Account from the Stakeholder’s other funds, whether those other funds are held as an agent, in trust or otherwise.

(g.)	[To be discussed: During the term of this Deed, the Stakeholder shall invest and reinvest the Retention Amount (or the remaining thereof) but only as described on Schedule 4.]

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(h.)	The Stakeholder must re-invest in the Retention Account any interest or other income earned on the investment of the moneys in the Retention Account.

(i.)	All proper bank charges and fees will be deducted from the Retention Account as they arise.

(j.)	The Stakeholder is authorised to deduct and pay from the Retention Account any taxes (including any interest withholding tax) which may be assessed and payable by the Stakeholder in respect of income derived from the moneys in the Retention Account, before remitting any amount to the Buyer or the Sellers.

3.2	Payments from Retention Account

(a.)	The Stakeholder must only release moneys in the Retention Account (including any accrued interest) in accordance with:

(i)	a joint written instruction in the form attached as Schedule 6 signed by the Authorised Signatories of the Sellers and an Authorised Signatory of the Buyer received by the Stakeholder regarding the distribution of moneys in the Retention Account, in which case the Stakeholder must distribute those moneys in accordance with that joint instruction;

(ii)	clause 4;

(iii)	clause 5;

(iv)	clause 6; or

(v)	a final award rendered in accordance with clause [23.14] of the Share Sale Agreement.

(b.)	Any release made to the Sellers pursuant to this Deed shall be made by wire transfer to the account of each Seller designated in Schedule 6 pro rata his/its Respective Proportion as set out in Schedule 7.

(c.)	The Buyer and the Sellers agree that any payment of moneys out of the Retention Account to the Buyer shall constitute valid and final payment of the Adjustment Amount (up to USD$ 200,000) and/or indemnification of the Management Sellers Warranty Claims.

4.	Release of moneys in Retention Account prior to the Retention Amount Expiry Date

(a.)	Release of moneys in Retention Account as payment or partial payment of the Adjustment Amount due to the Buyer:

(i)

If either (*) the Certificate provided for in clause 11.1 of the Share Sale Agreement has become final and binding on the Sellers and the Buyer in accordance with clause 11.4(b) of said agreement and pursuant to this Certificate the Buyer is entitled to an Adjustment Amount or (**) the Main Sellers and the Management Sellers and the Buyer have resolved upon a Completion Statement Dispute having arisen between them and agreed upon an Adjustment Amount being due to the Buyer, then the Buyer and the Main Sellers and the Management Sellers must issue within 5 Business Days to the Stakeholder a joint written instruction in the form

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attached as Schedule 5 signed by the Authorised Signatories of the Sellers and an Authorised Signatory of the Buyer directing the Stakeholder to pay to the Buyer the Adjustment Amount up to USD$ 200,000, out of the Retention Account;

(ii)	If the Completion Dispute has been referred to an Expert as set forth in clause 11.4(d) of the Share Sale Agreement and said Expert has determined in accordance with clause 22.3 of the Share Sale Agreement that an Adjustment Amount is due to the Buyer, the Buyer must forward within 5 Business Days a copy of a certificate from said Expert stating the amount of the Adjustment Amount being due to the Buyer and the Stakeholder must do all things necessary to cause the Adjustment Amount to be paid to the Buyer up to USD$ 200,000, out of the Retention Amount.

(b.)	If the Buyer has made any Management Sellers Warranty Claim and that Management Sellers Warranty Claim becomes a Resolved Warranty Claim, then within 5 Business Days after the date on which the Management Sellers Warranty Claim becomes a Resolved Warranty Claim:

(i)	if the Resolved Warranty Claim is the result of an agreement between the Sellers and the Buyer to deduct an agreed amount from the Retention Amount, the Buyer and the Main Sellers and the Management Sellers must issue to the Stakeholder a joint written instruction in the form attached as Schedule 5 signed by an the Authorised Signatories of the Sellers and an Authorised Signatory of the Buyer directing the Stakeholder to pay to the Buyer, out of the Retention Account, the Resolved Amount; or

(ii)	if the Resolved Warranty Claim is the result of a final award rendered in accordance with clause 23.14 of the Share Sale Agreement in respect of the Management Sellers Warranty Claim, the Buyer must forward to the Stakeholder a copy of the award specifying the amount of the indemnification obligation owed by the Management Sellers to the Buyer pursuant to clause 13(b) of the Share Sale Agreement and the Stakeholder must do all things necessary to cause the Resolved Amount to be paid to the Buyer, out of the Retention Amount.

5.	Release of moneys at the Retention Amount Expiry Date

Within 10 Business Days after the Retention Amount Expiry Date, the Stakeholder shall pay to the Sellers, out of the Retention Account, the balance of the Retention Amount (together with any accrued interest on that amount) less, if any, the aggregate of any Claimed Amounts.

6.	Payment after the Retention Amount Expiry Date

At any time after the Retention Amount Expiry Date and within 5 Business Days after, either:

(a.)	A joint written instruction in the form attached as Schedule 5 signed by the Authorised Signatories of the Sellers and an Authorised Signatory of the Buyer; or

(b.)	A notification by the Buyer of a final award rendered in accordance with clause 23.14 of the Share Sale Agreement in respect of an Unresolved Warranty Claim specifying the amount of the indemnification obligation owed by the Management Sellers to the Buyer pursuant to clause 13(b) of the Share Sale Agreement,

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the Stakeholder must do all things necessary to cause the amount of such Unresolved Warranty Claim mentioned in such joint written instruction or final award to be paid to the Buyer, out of the Retention Amount.

At any time after the Retention Amount Expiry Date, if the Buyer has not provided the Stakeholder with proper evidence that a request for arbitration pursuant to clause 23.14 of the Share Sale Agreement has been filed in respect of an Unresolved Warranty Claim and for the amount of its Claimed Amount within 6 months as from its written notice to the Management Sellers (or any of them) and in any case before [date of this deed plus 18 months], the Claimed Amount in respect such Unresolved Warranty Claim shall be paid promptly (together with any accrued interest on that amount) to the Sellers out of the Retention Amount.

After the Retention Amount Expiry Date and the resolution of all Unresolved Claim, any remaining portion of the Retention Amount not distributed to the Buyer pursuant to the immediately preceding sentence (together with any accrued interest on that amount) shall be released to the Sellers promptly thereafter by the Stakeholder.

7.	Obligations of the parties

(a.)	The duties and obligations of the Stakeholder with respect to the Retention Amount will be determined solely by reference to the express terms of this Deed.

(b.)	If the Buyer gives notice to the Sellers of any Management Sellers Warranty Claim, the Buyer must also give a copy of that notice to the Stakeholder.

(c.)	As between the Sellers and the Buyer, nothing in this Deed will be taken to affect their obligations under the Share Sale Agreement in any way and the Sellers and the Buyer (as between themselves) agree to execute and deliver joint written instructions contemplated by this Deed through their respective Authorised Signatories in order to give effect to the treatment of the moneys in the Retention Account as contemplated by the Share Sale Agreement.

(d.)	The Stakeholder is not liable for, and the Sellers and the Buyer release the Stakeholder in respect of, each of the following:

(i)	any Loss occasioned by the deposit of the Retention Amount into the Retention Account including any damage to, or diminution in value of, the Retention Amount and the party entitled to the Retention Amount bears the risk of any such Loss unless it is caused by the negligence, fraudulent act or omission or wilful misconduct of the Stakeholder or its employees or agents;

(ii)	any Loss (whether capital or interest) which arises from the authorised investment of the Retention Amount by the Stakeholder;

(iii)	investigating the authenticity of any joint written instruction received by the Stakeholder or any other document given to it pursuant to this Deed including the capacity of any person purporting to sign that joint written instruction or document as the Authorised Signatories of the Sellers or an Authorised Signatory of the Buyer;

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(iv)	any payment made in accordance with a joint written instruction if it appears on the face of that joint written instruction to be signed by the Authorised Signatories of the Sellers and an Authorised Signatory of the Buyer; and

(v)	any Loss arising out of or in connection with its performance of, or its failure to perform, any of its obligations under this Deed unless such Loss is caused by the negligence, fraudulent act or omission or wilful misconduct of the Stakeholder or its employees or agents.

(e.)	[Sellers’ comments: Payment of such fees would be rather paid on Completion; the part of the costs and expenses to be borne by Sellers (see clause 10.12) should paid by deduction against the Retention Amount] The Sellers and the Buyer must pay, in equal shares and on demand, the Stakeholder’s costs and expenses (including any disbursements, taxes and any fees, charges or expenses of any legal or other professional advisers) reasonably incurred by the Stakeholder in connection with:

(i)	the performance of its duties and obligations under this Deed;

(ii)	the enforcement or preservation of any rights under this Deed; and

(iii)	the commencement of any interpleader claim or action in connection with the Retention Amount or directly or indirectly related to the subject matter of this Deed.

8.	Indemnity

(a.)	Each party (other than the Stakeholder) unconditionally and irrevocably indemnifies the Stakeholder on demand against any and all costs, losses, liabilities, claims, actions, damages, expenses, penalties and taxes whatsoever (Loss) which the Stakeholder may suffer or incur as a result of or in consequence of acting in accordance with the terms of this Deed or otherwise endeavouring to carry out its duties and obligations under this Deed, even if the Stakeholder was informed or advised of the likelihood of such Loss, including any litigation (including any interpleading claim or action) arising from or related to the subject matter of this Deed.

(b.)	This indemnity is separate and independent from the other obligations and rights of the Sellers and the Buyer. This indemnity ceases to bind the Sellers and the Buyer once the Stakeholder has finally distributed the Retention Amount in accordance with this Deed.

(c.)	It is not necessary for the Stakeholder to incur an expense or make a payment before making a claim under or enforcing this indemnity.

9.	Representations of the Buyer and Sellers

The Buyer and each of the Sellers each represent and warrant to the Stakeholder that:

(a.)	it has the power and authority to enter into this Deed and to carry out its obligations under this Deed;

(b.)	it has duly authorised, executed and delivered this Deed; and

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(c.)	this Deed confers valid and binding obligations on it.

10.	Sellers’ Authorised Signatories

The Seller’s Authorised Signatories are hereby unconditionally and irrevocably appointed as the joint representatives of the Sellers for the purpose of any consent or notice to be given or received hereunder for which this Deed expressly provides that such consent or notice, action or step is to be given, conducted or taken by the Sellers.

11.	General

11.1	Stakeholder’s reliance

The parties acknowledge that the Stakeholder’s duties are of a purely mechanical and administrative nature and the parties agree that the Stakeholder may rely without further enquiry on, and act on the basis of, any written instruction delivered to it in accordance with this Deed.

11.2	Nature of obligations

Each obligation imposed on a party by this Deed in favour of another is a separate obligation. Unless specified otherwise, the performance of one obligation is not dependent or conditional on the performance of any other obligation.

11.3	Entire understanding

(a.)	This Deed and the Share Sale Agreement contain the entire understanding between the parties concerning the subject matter of this Deed and supersede, terminate and replace all prior agreements and communications between the parties.

(b.)	Each party acknowledges that, except as expressly stated in this Deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of any other party in relation to the subject matter of this Deed.

11.4	No adverse construction

This Deed, and any provision of this Deed, is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

11.5	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

11.6	No waiver

(a.)	A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Deed does not operate as a waiver of the power or right.

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(b.)	A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Deed.

(c.)	A waiver of a breach does not operate as a waiver of any other breach.

11.7	Severability

Any provision of this Deed which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a.)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b.)	be severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

11.8	Successors and assigns

This Deed binds and benefits the parties and their respective successors and permitted assigns under clause 0.

11.9	No assignment

A party cannot assign or otherwise transfer the benefit of this Deed without the prior written consent of each other party.

11.10	Consents and approvals

Where anything depends on the consent or approval of a party then, unless this Deed provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

11.11	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

11.12	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed except that the costs of the Stakeholder will be shared equally between the Sellers and the Buyer.

11.13	Governing law and jurisdiction

(a.)	This Deed is governed by and must be construed in accordance with the laws in force in New South Wales, Australia.

(d)	The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

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11.14	Notices

Any notice or other communication to or by a party under this Deed must be given in accordance with the Share Sale Agreement. The address of the Stakeholder is:

Address:	[insert]
Attention:	[insert]
Email:	[insert]

or to any other address last notified in writing by the Stakeholder to the other parties.

11.15	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

11.16	Execution and delivery

(a.)	By executing this Deed, a party intends:

(i)	to be immediately bound by this Deed; and

(ii)	for such execution to constitute delivery of this Deed to each other party.

(b.)	Nothing in this clause 0 should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.

(c.)	This clause 0 supersedes, terminates and replaces any prior agreements and communications between the parties which indicate that the agreements recorded in this Deed are “subject to contract” or similar arrangements.

11.17	No merger

A term or condition of, or act done in connection with, this Deed does not operate as a merger of any of the undertakings, warranties and indemnities in this Deed or the rights or remedies of the parties under this Deed which continue unchanged.

11.18	Operation of indemnities

Unless this Deed expressly provides otherwise:

(d.)	each indemnity in this Deed survives the expiry or termination of this Deed; and

(e.)	a party may recover a payment under an indemnity in this Deed before it makes the payment in respect of which the indemnity is given.

Schedule 1 – Sellers

[…]

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Schedule 2 – Authorised Signatories

Sellers

Name:	Signature:

Name:	Signature:

Buyer

Name:	Signature:

Schedule 3 – Form of Notification of Deposit of the Retention Amount

From: the Stakeholder

To: the Sellers’ Authorised Signatories and the Buyer’s Authorised Signatory

[Date]

Dear Sirs,

We refer to the Retention Amount and Stakeholder Deed entered into between the Sellers, the Buyer and the Stakeholder (each as defined therein) dated [•] 2014. Capitalised terms used in this letter shall have the meanings given to them in the Retention Amount and Stakeholder Deed.

In accordance with Article 3.1(c) of the Retention Amount and Stakeholder Deed, we hereby notify you that the entire amount of the Retention Amount has been deposited into the Retention Account as of [date].

Yours faithfully,

[The Stakeholder]

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Schedule 4 – List of Permitted Investments of the Retention Amount To be discussed:

[…]

Schedule 5 – Joint Instruction to Release Moneys in Retention Account

To: [Stakeholder]

[Date]

Dear Sirs,

We refer to the Retention Amount and Stakeholder Deed entered into between the Sellers, the Buyer and the Stakeholder (each as defined therein) dated [•] 2014. Capitalised terms used in this letter shall have the meanings given to them in the Retention Amount and Stakeholder Deed.

We hereby irrevocably and unconditionally instruct the stakeholder to release within five Business Days from the Retention Account and pay [to the Buyer / to the Sellers in accordance with the Relevant Proportion], the sum of USD$ [*].

Yours faithfully,

[Authorised Signatories of the Sellers and Authorised Signatory of the Buyer]

[…]

Schedule 6 – Sellers Bank Accounts

[…]

Schedule 7 – Sellers’ Respective Proportion

[…]

Executed as a deed.

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